                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            [Amendment No...........]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)
    (2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Minbanc Capital Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):..............................

[X] No fee required

[ ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11

    1) Title of each class of securities to which transaction applies:
       .........................................................................
    2) Aggregate number of securities to which transaction applies:
       .........................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       .........................................................................
    4) Proposed maximum aggregate value of transaction:
       .........................................................................
    5) Total fee paid:
       .........................................................................
[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid
                               -------------------------------------------------
    2)   Form Schedule or Registration Statement No.:
                                                     ---------------------------
    3)   Filing Party:
                      ----------------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------------

                              MINBANC CAPITAL CORP.

                                [________], 1999

Dear Stockholder:

         As you are aware, Minbanc Capital Corp. was established in 1971 as a for-profit corporation for the purpose of providing capital assistance to minority-owned banks. The stockholders of Minbanc are all commercial bank members of the American Bankers Association. While Minbanc was successful in achieving this objective in the early years, capital adequacy no longer appears to be a critical issue faced by minority banks generally. In recent years, Minbanc's loan activity has declined significantly to the point where its outstanding loans as of September 30, 1998, total only $397,667. In addition, whereas Minbanc's loans originally qualified as core capital, after the changes to the capital rules in the late 1980's, such loans are not eligible to be treated as Tier I capital.

         In view of these changes, the Board of Directors of Minbanc unanimously has determined that it is in the best interests of the corporation to refocus its purpose and status by converting Minbanc into a not-for-profit foundation. The purpose of the foundation will be to assist and support the professional education and training of the management and employees of minority-owned banks. This change would be achieved by the merger of Minbanc into a newly formed corporation, Minbanc Foundation, Inc. (the "Foundation").

         The proposed transaction requires the approval of the holders of a majority of the shares of Minbanc common stock. If the merger is approved and all other conditions to the merger are satisfied or waived, all of the outstanding shares of Minbanc common stock of each stockholder (other than those of a stockholder who exercises dissenters' rights of appraisal under Delaware law) will be converted into a Class A Membership in the Foundation. Class A Memberships have no economic value (except for the limited right to exchange Class A Memberships for Class B Memberships and cash as described below), have no right to vote on any matter concerning the Foundation, and have no right to receive dividends or other distributions from the Foundation.

         To address the possible desire of some banks to obtain the return of at least a portion of their investment in Minbanc, the terms of the merger provide that, for a period of 45 days following the merger, each holder of a Class A Membership will be entitled to exchange such membership for a Class B Membership in the Foundation and cash. The source of the cash for this purpose will be a $2 million pool established immediately following the merger from the assets acquired by the Foundation from Minbanc in the merger. The amount of cash that an electing Class A Member will be entitled to receive will not exceed the aggregate net asset value per share of the shares of Minbanc common stock owned by such Class A Member immediately prior to the merger (as adjusted for the transaction costs of the merger and certain non-liquid loans held by Minbanc). However, the amount could be considerably less if a significant number of Class A Members elect to convert their Class A Memberships into cash. Class B Memberships are otherwise identical to Class A Memberships, except that a Class A Member is referred to as a "Founding Member," while a Class B Member is referred to as an "Associate Member."

         Enclosed with this letter are the proxy materials for a Special Meeting of the stockholders of Minbanc to be held on March 15, 1999, at which the stockholders will be asked to consider and adopt the Merger Agreement. The Board believes the merger is in the best interests of Minbanc and recommends a vote FOR the adoption of the Merger Agreement.


                                      (ii)

         Please give this matter your prompt and careful attention and then sign and promptly return the enclosed proxy in the envelope provided.

                                             Very truly yours,

                                             C. Kendric Fergeson
                                             Chairman of the Board



                                     (iii)

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 15, 1999

         Notice is hereby given that a Special Meeting of the stockholders of Minbanc Capital Corp. ("Minbanc") will be held at the offices of the American Bankers Association, 1120 Connecticut Avenue, N.W., Washington, D.C., on March 15, 1999, at 10:00 a.m. (local time), for the purpose of considering and acting upon:

         1. A proposal to adopt an Agreement of Merger between Minbanc and Minbanc Foundation, Inc., a Delaware nonstock corporation (the "Foundation"), which provides for the merger of Minbanc into the Foundation. In the merger, all of the outstanding shares of Minbanc common stock of each stockholder of record (other than those of a stockholder who exercises dissenters' rights of appraisal) will be converted into a single Class A Membership in the Foundation. For a period of 45 days following the merger, each Class A Member will be entitled to exchange its Class A Membership for cash and a Class B Membership in the Foundation, on the terms and conditions set forth in the Agreement of Merger which appears as Annex I to the accompanying Proxy Statement.

         2. Such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on January 31, 1999, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

         If the merger is consummated, stockholders who do not vote for the merger and who comply with the requirements of applicable Delaware law have the right to an appraisal of their shares of Minbanc common stock in accordance with Delaware law.

                                       By Order of the Board of Directors,



                                       Mathew Street
                                       Secretary and Treasurer

Washington, D.C.
                    , 1999
--------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.


                                      (iv)

                                 PROXY STATEMENT

                                       OF

                              MINBANC CAPITAL CORP.

                      FOR A SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 15, 1999

         This Proxy Statement is being furnished to the stockholders of Minbanc Capital Corp., a Delaware corporation ("Minbanc"), in connection with the solicitation of proxies by the management of Minbanc for use at a Special Meeting of stockholders to be held on March 15, 1999, or at any adjournment thereof. At the Special Meeting, the stockholders of Minbanc will be asked to consider and vote upon a proposal to adopt a Merger Agreement between Minbanc and Minbanc Foundation, Inc., a Delaware non-stock corporation (the "Foundation"), which provides for the merger of Minbanc into the Foundation. The approximate date on which this Proxy Statement and the enclosed form of proxy are being first sent or given to stockholders is _________, 1999.

         If the Merger Agreement is adopted by the stockholders at the Special Meeting and all other conditions to the merger are satisfied or waived, all of the outstanding shares of Minbanc common stock of each stockholder of record (other than those of a stockholder who exercises dissenters' rights of appraisal) will be converted into a single Class A Membership in the Foundation. Class A Memberships have no economic value (except for the limited right to exchange Class A Memberships for Class B Memberships and cash as described herein), have no right to vote on any matter concerning the Foundation, and have no right to receive dividends or other distributions from the Foundation.

         For a period of 45 days following the merger, each Class A Member will be entitled to exchange its Class A Membership for cash and a Class B Membership in the Foundation. The source of the cash for this purpose will be a $2 million pool established immediately following the merger. The amount of cash that a participating Class A Member will be entitled to receive will not exceed the aggregate net asset value (adjusted as described herein) per share of the shares of Minbanc common stock owned by such Class A Member immediately prior to the merger. However, the amount could be considerably less if a significant number of Class A Members elect to convert their Class A Memberships into cash. Class B Memberships are identical to Class A Memberships, except that, a Class A Member is referred to as a "Founding Member," whereas a Class B Member is referred to as an "Associate Member."

         The merger should constitute a taxable transaction under federal income tax law for the holders of Minbanc stock. However, stockholders who do not elect to receive cash in exchange for their Class A Membership should also be deemed to have made a charitable contribution to the Foundation. See "Certain Federal Income Tax Consequences of the Merger and of the Cash Election."

         The date of this Proxy Statement is ___________, 1999.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby and, if given or

                                      (v)
made, such information or representation should not be relied upon as having been authorized by Minbanc. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Minbanc since the date hereof. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction in which it is unlawful to make such proxy solicitation.

                              AVAILABLE INFORMATION

         Minbanc is subject to certain provisions of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and is subject to regulation as a management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and in accordance with such statutes, and the rules and regulations of the SEC thereunder, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, or by accessing the SEC's World Wide Web site on the Internet at http://www.sec.gov.

         Minbanc will furnish to a stockholder of Minbanc upon request, without charge, a copy of its most recent annual report and any succeeding semi-annual report filed with the SEC. Request for such reports should be directed to Mathew Street, Secretary and Treasurer, Minbanc Capital Corp., c/o American Bankers Association, 1120 Connecticut Ave., N.W., 7th Floor, Washington, D.C. 20036, by telephone at (800) 338-0626 or by electronic mail addressed to mstreet@aba.com.


                                      (vi)

                                TABLE OF CONTENTS

                                                                                                PAGE
-------------------------------------------------------------------------------------------------------
COVER PAGE.........................................................................................i
AVAILABLE INFORMATION.............................................................................vi
TABLE OF CONTENTS................................................................................vii
SUMMARY............................................................................................1
         The Parties to the Merger.................................................................1
         The Special Meeting.......................................................................1
         Vote Required for Approval.................................................................2
         Terms of the Merger........................................................................2
         Exchange of Class A Memberships for Class B Memberships and Cash...........................2
         Reasons for the Merger.....................................................................3
         Recommendation of the Minbanc Board........................................................3
         Certain Federal Income Tax Consequences....................................................3
         Rights of Dissenting Stockholders..........................................................4
         Share Price Information....................................................................4
         Minbanc Summary Financial Data.............................................................4
THE SPECIAL MEETING.................................................................................6
         Date, Time, Place and Purpose of the Special Meeting.......................................6
         Record Date; Shares Entitled to Vote ......................................................6
         Quorum.....................................................................................6
         Vote Required for Approval.................................................................6
         Solicitation and Revocation of Proxies.....................................................6
         Adjournment................................................................................7
         Expenses of Solicitation ..................................................................7
         Attendance of Accountants..................................................................7
THE COMPANIES.......................................................................................7
         Minbanc Capital Corp.......................................................................7
         Minbanc Foundation, Inc....................................................................8
THE MERGER..........................................................................................9
         Reasons for the Merger.....................................................................9
         Fairness of the Transaction...............................................................10

                                     (vii)

         Recommendation of the Minbanc Board.......................................................11
         The Merger Agreement......................................................................11
         Exchange of Class A Memberships for Class B Memberships and Cash..........................13
         Regulatory Matters........................................................................14
         Federal Securities Law Consequences.......................................................14
         Accounting Treatment......................................................................14
         Appraisal Rights of Dissenting Stockholders...............................................15
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND
OF THE CASH ELECTION...............................................................................16
COMPARISON OF RIGHTS...............................................................................18
         Amendment of Certificate of Incorporation and Bylaws......................................19
         Election and Removal of Directors.........................................................19
         Voting Generally..........................................................................19
         Dividends ................................................................................19
BENEFICIAL OWNERSHIP OF MINBANC COMMON STOCK.......................................................19
STOCKHOLDER PROPOSALS..............................................................................19
ANNEX I   The Merger Agreement
ANNEX II  Section 262 of Delaware General Corporation Law - Appraisal Rights
ANNEX III Financial Statements of Minbanc
ANNEX IV  Articles of Incorporation and By-Laws of Minbanc
ANNEX V   Articles of Incorporation and By-Laws of the Foundation



                                     (viii)

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) contained elsewhere in this Proxy Statement (including the Annexes hereto). Stockholders of Minbanc are urged to read this Proxy Statement (including the Annexes) in its entirety.

THE PARTIES TO THE MERGER

         Minbanc. Minbanc is a closed-end management investment company that is registered under the Investment Company Act. Minbanc was established in 1971 as a for-profit corporation for the purpose of providing capital assistance to minority-owned banks. At the time that it was formed, Minbanc raised slightly less than $5 million through the sale of shares of Minbanc common stock, par value $1.00 per share ("Minbanc Common Stock"), to commercial bank members of the American Bankers Association (the "ABA"). The proceeds of the offering, and all investment income subsequently earned, have been used over the years to make subordinated loans to minority-owned banks for the purpose of assisting such banks in meeting regulatory capital requirements and to pay the operating expenses of the Minbanc. See "The Companies - Minbanc Capital Corp."

         Minbanc Foundation, Inc. The Foundation is a nonstock corporation into which Minbanc is to be merged pursuant to an Agreement of Merger, dated January 19, 1999, between Minbanc and the Foundation (the "Merger Agreement"). The activities of the Foundation will be conducted on a not-for-profit basis and it has submitted a request to the Internal Revenue Service (the "IRS") for a ruling that it qualifies as a private foundation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the merger of Minbanc into the Foundation (the "Merger"), the Foundation will have no operations and will not engage in any activities other than those that are incidental to the Merger. Following the Merger, the activities of the Foundation will be to assist and support the professional education and training of the management and employees of minority-owned banks. The Foundation expects to achieve these objectives primarily through scholarships and charitable contributions. See "The Companies - Minbanc Foundation, Inc."

THE SPECIAL MEETING

         Date, Time and Purpose of the Special Meeting. The Special Meeting of the holders of Minbanc Common Stock will be held at the offices of the American Bankers Association, 1120 Connecticut Avenue, N.W., Washington, D.C. on March 15, 1999, at 10:00 a.m. (local time), for the purpose of considering and acting upon a proposal to adopt the Merger Agreement. See "The Special Meeting - Date, Time, Place and Purpose of the Special Meeting."

         Record Date; Shares Entitled to Vote. All stockholders of record of Minbanc Common Stock at the close of business on January 31, 1999 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 8,626 shares of Minbanc Common Stock outstanding. All stockholders are entitled to one vote per share. See "The Special Meeting - Record Date; Shares Entitled to Vote."

VOTE REQUIRED FOR APPROVAL

         Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Minbanc Common Stock. A stockholder who intends to dissent and seek appraisal rights under Section 262 must not vote in favor of the Merger or consent thereto in writing (including by returning a signed proxy card without specifying a vote against the Merger or a direction to abstain from voting on the Merger). See "The Special Meeting - Vote Required for Approval" and "The Merger - Appraisal Rights of Dissenting Shareholders."

TERMS OF THE MERGER

         The Merger Agreement. The Merger Agreement provides that, following the adoption of the Merger Agreement by the holders of Minbanc Common Stock and the satisfaction or waiver of all other conditions to the Merger, Minbanc will be merged into the Foundation, and the separate existence of Minbanc will cease. See "The Merger - The Merger Agreement - The Merger."

         Effective Date; Conversion of Minbanc Common Stock. The Merger will become effective on the date of the filing by the Foundation of a Certificate of Merger with the Secretary of State of Delaware, or such later date set forth therein as shall be agreed upon in writing by Minbanc and the Foundation (the "Effective Date"). At the time that the Merger becomes effective, all of the outstanding shares of Minbanc Common Stock of each stockholder of record (other than those of a stockholder who exercises dissenters' rights of appraisal) will be converted into a Class A Membership in the Foundation. See "The Merger - The Merger Agreement - Closing and Effective Date."

         Conditions to the Merger. Consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including (i) the requirement that no more than 5% of the holders of Minbanc Common Stock have exercised dissenters' rights of appraisal and (ii) a determination by the IRS that the Foundation is a tax-exempt organization under Section 501(c)(3) of the Code. See "The Merger - The Merger Agreement Conditions Precedent." The Merger Agreement provides for the waiver by the parties of any or all of the conditions to the Merger, except for such conditions the compliance with which are required by law.

EXCHANGE OF CLASS A MEMBERSHIPS FOR CLASS B MEMBERSHIPS AND CASH

         For a period of 45 days following the Effective Date, a holder of a Class A Membership may elect to exchange its Class A Membership for cash and a Class B Membership in the Foundation (a "Cash Election"). The pool of funds available for this exchange will be limited to $2 million (the "Cash Pool"), which amount the Foundation will deposit with a bank or trust company immediately following the Effective Date of the Merger. The available cash will be allocated among electing Class A Members according to the number of shares of Minbanc Common Stock that they owned immediately prior to the Effective Time (as defined below). The maximum amount of cash per share of Minbanc Common Stock that an electing Class A Member will be entitled to receive is equal to the net assets of Minbanc (minus the transaction costs associated with the Merger and an amount equal to the book value of Minbanc's non-liquid loans on that date) divided by the number of shares of Minbanc Common Stock outstanding on the Effective Date (the "Adjusted Net Asset Value Per Share"). At September 30, 1998, Minbanc had net assets of approximately $5.6 million and non-liquid loans with a book value of $397,667. The transaction costs are projected to be approximately $111,650. Accordingly, the Adjusted Net Asset Value Per Share at September 30 would have been $590.16. Because the funds available for distribution from the Cash Pool are limited to the $2.0 million, if the holders of more than roughly one-third of the outstanding shares of Minbanc Common Stock make a Cash Election, the distribution per share from the Cash Pool will be less than the Adjusted Net Asset Value Per Share. See "The Merger - Exchange of Class A Memberships for Class B Memberships and Cash."

REASONS FOR THE MERGER

         For many years, Minbanc benefited from a provision of the federal banking law that essentially permitted loans from Minbanc to a minority-owned bank to serve as an element of the bank's core capital. However, after the change in the late 1980s to the concept of Tier 1 and Tier 2 capital, Minbanc loans do not qualify as Tier 1 capital. An extensive study by a consultant concluded that Minbanc's strategy of offering subordinated debt financing was no longer viable and suggested a number of business formats that would be consistent with Minbanc's original goal of supporting the success of minority-owned banks. After negotiations with the Office of the Comptroller of the Currency in an effort to restore the special treatment accorded Minbanc notes proved unsuccessful, the Board turned to consideration of other options. The Board's deliberations culminated in the decision to convert Minbanc into a private foundation focused on supporting the professional education and training of the management and employees of minority-owned banks. See "The Merger - Reasons for the Merger."

RECOMMENDATION OF THE MINBANC BOARD

         THE MINBANC BOARD HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MINBANC, AND RECOMMENDS THAT THE MINBANC STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT. See "The Merger -- Recommendation of the Minbanc Board."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger of Minbanc into the Foundation will be a taxable transaction for both Minbanc and the holders of Minbanc Common Stock under United States federal income tax law and may also be a taxable transaction under applicable state, local, foreign or other tax laws. For U.S. federal income tax purposes the Merger should be treated partially as a gift and partially as a sale of Minbanc's assets to the Foundation in exchange for Class A Memberships of the Foundation, followed by the distribution in liquidation of such Class A Memberships to the Minbanc stockholders.

         Under this characterization of the transaction, Minbanc would recognize a gain equal to the difference between the aggregate fair market value of the Class A Memberships and that portion of its tax basis in the assets transferred which bears the same ratio to the tax basis as the fair market value of the Class A Memberships bears to the fair market value of the assets transferred. The aggregate value of the Class A Memberships will be $2 million. It is expected that little or no gain would be recognized, however, because Minbanc's assets consist principally of assets, such as cash and cash equivalents, with a tax basis equal to fair market value. Minbanc would be entitled to deduct as a charitable contribution an amount equal to the difference between its tax basis in the assets transferred and the fair market value of the Class A Memberships.

         A Minbanc stockholder would recognize gain or loss equal to the difference between the fair market value of the Class A Membership distributed to such stockholder and the stockholder's tax basis in the shares of Minbanc Common Stock exchanged therefor. The value of the Class A

Membership received by each stockholder will be equal to the stockholder's percentage ownership of Minbanc Common Stock immediately prior to the transaction times $2 million. Assuming that the Minbanc Common Stock constitutes a capital asset in the hands of the stockholder and has been held for more than one year, any gain would be long-term capital gain which, in the case of a stockholder that is a corporation, is generally subject to a maximum tax rate of 35%. A long-term capital loss of a stockholder that is a corporation is generally deductible only to the extent of long-term capital gains.

         A stockholder that chooses not to make the Cash Election with respect to its Class A Membership would be treated as having made a deductible charitable contribution to the Foundation of the fair market value of the Class A Membership distributed to such stockholder. A stockholder that makes the Cash Election would recognize short-term capital gain to the extent that the amount actually paid to such stockholder in connection with the Cash Election exceeds the fair market value of the Class A Membership surrendered therefor.

         It is possible that the Merger will be characterized differently by the Internal Revenue Service. However, the tax consequences of a different characterization should not differ materially from those described above.

         No ruling has been or will be requested from the IRS as to the Merger, including the deductibility of losses and deemed contributions to the Foundation, and no opinion of counsel has been or will be rendered with respect to any of the tax effects to stockholders of the Merger.

ALL STOCKHOLDERS SHOULD READ CAREFULLY THE DISCUSSION IN THIS PROXY STATEMENT UNDER THE HEADING IN "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND OF THE CASH ELECTION" AND ARE URGED TO CONSULT THEIR OWN ADVISORS AS TO SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL, FOREIGN OR ANY OTHER APPLICABLE TAX LAWS.

RIGHTS OF DISSENTING STOCKHOLDERS

         If the Merger is consummated, Minbanc stockholders who vote against the Merger and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law will be entitled to statutory appraisal rights. See "The Merger - Appraisal Rights of Dissenting Stockholders" and Annex II hereto. The payment of cash will be an obligation of the Foundation, and will not reduce the amount of funds in the Cash Pool.

SHARE PRICE INFORMATION

         The shares of Minbanc Common Stock are not publicly traded and, accordingly, there is no established market price for the shares. Minbanc has a right of first refusal in the event of a sale or transfer of Minbanc Common Stock. The Foundation is a nonstock corporation.

MINBANC SUMMARY FINANCIAL DATA

         The summary financial data of Minbanc presented below as of and for each of the fiscal years indicated have been derived from the financial statements of Minbanc, which have been audited by Grant Thornton, LLP (the "Financial Statements"). The summary financial data set forth below as of and for the six months ended September 30, 1998, have been derived from unaudited financial statements of Minbanc, which have been prepared on the same basis as the audited Financial Statements, and include all adjustments, consisting of normal recurring accruals, that the management of Minbanc considers necessary for a fair presentation of the financial position and results of operations for the periods presented.

                                                                                 Six Months Ended
                                                 Year Ended March 31            September 30, 1998
                                                 -------------------            ------------------
                                        1998         1997         1996
                                        ----         ----         ----
                                              (in thousands, except per share data)
Statement of Income Data:

     Total Income                       310          461          484                       132
     Total Expenses                     108          120          212                       102
     Income Before Provision
        for Taxes                       202          341          273                        30
     Net Income                         114          261          270                        24
     Net Income Per Share
         (8,626 Shares
         outstanding)                   13.24        30.27        31.34                     2.82

                                                 March 31, 1998                      September 30, 1998
                                                 --------------                      ------------------
                                         (in thousands, except per share
                                                      data)
Statement of Assets:

     Net Investments                                    307                                   273
     Net Assets                                        5,538                                 5,562
     Net Assets Per Share                             641.97                                644.79

                               THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

         The Special Meeting of the holders of Minbanc Common Stock will be held at the offices of the American Bankers Association, 1120 Connecticut Avenue, N.W., Washington, D.C. on March 15, 1999, at 10:00 a.m. (local time) for the purpose of considering and acting upon the proposal to adopt the Merger Agreement. No other business other than that which is incidental to the proposed Merger will be conducted at the Special Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

         All stockholders of record of Minbanc Common Stock at the close of business on January 31, 1999 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 8,626 shares of Minbanc Common Stock outstanding, each of which shares entitles the holder thereof to one vote.

QUORUM

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Minbanc Common Stock is required in order to constitute a quorum for the conduct of business at the Special Meeting. Abstentions, if any, will be counted as present and broker non-votes, if any, will not be counted as present for purposes of establishing a quorum.

VOTE REQUIRED FOR APPROVAL

         Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Minbanc Common Stock. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the adoption of the Merger Agreement. Those who intend to dissent and seek appraisal rights under Section 262 must not vote in favor of the Merger or consent thereto in writing (including by returning a signed proxy card without specifying a vote against the Merger or a direction to abstain from voting on the Merger). See "The Merger - Appraisal Rights of Dissenting Shareholders."

SOLICITATION AND REVOCATION OF PROXIES

         Holders of Minbanc Common Stock may vote at the Special Meeting either in person or by proxy. By completing, signing and returning the proxy card that accompanies this Proxy Statement, a Minbanc stockholder authorizes the persons named therein to vote all of such holder's shares of Minbanc Common Stock (i) in accordance with the directions indicated in the proxy card with respect to the adoption of the Merger Agreement and (ii) at the discretion of the persons named therein on any other matter incidental to the Merger that may come before the Special Meeting. If a proxy card is properly signed and returned, but does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the adoption of the Merger Agreement.

         Any stockholder who signs and returns a proxy card may revoke the proxy conferred thereby before the vote is taken at the Special Meeting either by (i) delivering to the Secretary of Minbanc a written notice expressly revoking the earlier proxy, (ii) signing and forwarding to

Minbanc a later-dated proxy, or (iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

ADJOURNMENT

         The Special Meeting may be adjourned to another date or place for any proper purpose, including for the purpose of soliciting additional proxies, by a majority vote of the holders of shares of Minbanc Common Stock present and entitled to vote, even though the number of shares present and entitled to vote is insufficient to constitute a quorum.

EXPENSES OF THE SOLICITATION

         Minbanc will bear all costs of soliciting proxies for the Special Meeting. In addition to the solicitation of proxies by mail, directors and officers of Minbanc may solicit proxies by telephone, by e-mail, by facsimile transmission or in person. Such directors and officers will not receive any compensation for their solicitation efforts.

ATTENDANCE OF ACCOUNTANTS

         The Financial Statements of Minbanc as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which are included as Annex III to this Proxy Statement, have been examined by Grant Thornton, LLP, independent public accountants, as set forth in their report accompanying the Financial Statements and are so included in reliance upon such report and upon the authority of Grant Thornton, LLP as experts in auditing and accounting. A representative of Grant Thornton, LLP is expected to attend the Special Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                  THE COMPANIES

MINBANC CAPITAL CORP.

         Minbanc is a closed-end management investment company that is registered under the Investment Company Act. The mailing address of the principal executive offices of Minbanc is 1120 Connecticut Avenue, N.W., Washington, D.C 20036. Its telephone number at that address is (202) 663-5031.

         Minbanc was established in June 1971 with the objective of providing capital assistance to minority-owned banks. At the time Minbanc was formed, shares of Minbanc Common Stock were offered to the commercial bank members of the ABA in a transaction registered under the Securities Act. This offering resulted in initial capital of slightly less than $5 million. The proceeds of the offering, and all investment income subsequently earned, have been used over the years to make subordinated loans to minority-owned banks for the purpose of assisting such banks in meeting regulatory capital requirements and to pay the operating expenses of Minbanc.

         The Board of Directors of Minbanc consists of individuals from the banking community. All of Minbanc's directors and officers serve without compensation, except for the reimbursement of out-of-pocket travel expenses. Minbanc reimburses the ABA in an amount up to $50,000 per year for use of the ABA's facilities and administrative services.

         As of September 30, 1998, Minbanc had subordinated loans outstanding to three minority banks (the "Subordinated Notes"). These loans had an aggregate book value (net of allowance for possible loan loss) of $272,667. The remainder of Minbanc's investments consisted primarily of U.S. Treasury bills and certificates of deposit.

MINBANC FOUNDATION, INC.

         The Foundation is a non-stock corporation that has been incorporated under the laws of Delaware in anticipation of the Merger. Prior to the Merger, the Foundation will not engage in any activities other than those that are incidental to the Merger. The Foundation will operate on a not-for-profit basis and has submitted a request to the IRS for a ruling that it qualifies as a private foundation under Section 501(c)(3) of the Code.

         If the Merger Agreement is adopted by the stockholders of Minbanc and the Merger is completed, the Foundation (i) will succeed to all of the assets of Minbanc (including the Subordinated Notes), subject to the obligation immediately following the Merger to deposit $2.0 million to the Cash Pool, and
(ii) will become responsible for all of the liabilities of Minbanc. Following the Merger, the charitable purpose of the Foundation will be to assist and support the professional education and training of the management and employees of minority-owned banks. The Foundation intends to implement this charitable purpose by (i) granting scholarships designed to promote the economic success of minority-owned banks by assisting in the education and training of employees,
(ii) making contributions to tax-exempt educational institutions and providers of bank employee educational programs for the development of programs, courses and materials to be used in the education and training of employees of minority-owned banks, and (iii) promoting, sponsoring and supporting other charitable organizations having similar purposes. The Foundation will not make subordinated loans to minority banks as has Minbanc.

         The funds available to support the operations of the Foundation will consist of (i) the cash and other current assets acquired from Minbanc in the Merger (other than the cash distributed pursuant to the Cash Election) and (ii) future payments by the borrowers of principal and interest on the Subordinated Notes. The Foundation also will be eligible to accept charitable contributions, but at the current time it does not anticipate that such contributions will be solicited.

         The Board of Directors of the Foundation will have sole and exclusive responsibility for the oversight of the activities of the organization. The initial membership in the Foundation will be divided into two classes -- Class A Memberships and Class B Memberships. Each class will be identical to the other, except that a holder of a Class A Membership will be given the title "Founding Member" and a holder of a Class B Membership will be given the title "Associate Member." Such titles can be used by the Members in communications with third parties. Although the Foundation is a member organization, membership will not confer any rights or benefits on its members, other than the limited right of Class A Members to exchange their Class A Memberships for Class B Memberships and cash pursuant to the Cash Election and the right of Class A Members and Class B Members to refer to themselves as members. Members will have no voting rights nor will they have the right to receive any dividends or distributions from the corporation.

         Under the Bylaws of the Foundation, the Board of Directors initially will consist of six members. Directors will be elected annually by a majority vote of the directors then in office. In effect, the Board of Directors will be self-perpetuating (meaning that the then existing Board members will elect their successors). Any director may be removed from the Board of Directors, with or without cause, by vote of two-thirds of the directors then in office. Vacancies on the Board of Directors caused by an increase in the number of directors or by the resignation removal or death of a director may be filled by a majority vote of the directors then in office. In accordance with Bylaws, (i) two directors will be individuals who are past or present employees of financial institutions that are members of the ABA and who are knowledgeable in matters related to minority-owned banks, (ii) two directors will be ABA employees, and
(iii) two directors will be individuals proposed jointly by the ABA and the National Bankers Association.

         The names and affiliations of the persons who will be the directors of the Foundation immediately following the Merger are as follows:

NAME                               AFFILIATION
----                               -----------
Norma Alexander Heart              President
                                   National Bankers Association

Steven A. Hopkins                  Director of Government Relations (1973-1998; retired)
                                   Citicorp/Citibank

Judith Knight                      Director, Housing and Community Development
                                   American Bankers Association

Michael Mantle                     President/CEO (1989-1998; retired)
                                   Bank of America Community Development Bank

Ignacio Urrabazo, Jr.              President, Member of the Board of Directors
                                   Commerce Bank, Laredo, Texas

Edward L. Yingling                 Deputy Executive Vice President
                                   American Bankers Association

         Other than the Merger Agreement and the transactions contemplated thereby, there are no past, existing or proposed contracts, arrangements, understandings, relationships, negotiations or transactions between Minbanc or its affiliates and the Foundation or its affiliates concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or transfer of a material amount of assets. It is anticipated that the ABA will provide services to the Foundation following the Merger and be reimbursed for the cost of providing such services.

         The Foundation does not have, and prior to the Merger will not have, any assets or operations, and will only incur liabilities that are incidental to the Merger. Accordingly, no summary financial data or financial statements for the Foundation are presented in this Proxy Statement.

                                   THE MERGER

REASONS FOR THE MERGER

         Minbanc was established in June 1971 as a for-profit corporation for the purpose of providing capital assistance to minority-owned banks. For many years, Minbanc benefited from a special provision of federal banking law that essentially permitted loans from Minbanc to a minority-owned bank to serve as an element of the bank's core capital. However, after the change in the late 1980s to the concept of Tier 1 and Tier 2 capital, Minbanc loans do not qualify as Tier 1 capital. An extensive study by a consultant, the Center for Policy Alternatives, delivered in December 1993 concluded that Minbanc's strategy of providing subordinated debt financing was no longer viable and suggested a number of business formats through which the original goal of supporting the success of minority-owned banks might be achieved.

         The Board of Directors initially chose to pursue negotiations with the Office of the Comptroller of the Currency in an effort to restore the special treatment accorded Minbanc notes. This goal was pursued vigorously by Minbanc, working with ABA government relations professionals, for over a year. When this effort did not prove successful, the Board then turned to consideration of other options. One course of action considered was a liquidation of the corporation. However, the Board was of the view that the original goals of the corporation should be preserved as nearly as possible and, therefore, a liquidation was rejected. After extended consideration, the Board voted in November 1997 to convert Minbanc into a private foundation that would have for its purpose support for the professional education and training of the management and employees of minority-owned banks. This decision was unanimously confirmed by the Board in December 1998 by the approval of the Merger Agreement.

FAIRNESS OF THE TRANSACTION

         The Board of Directors of Minbanc believes that the Merger is in the best interest of Minbanc. However, the transaction is not designed to, and may not, maximize the value to the Minbanc stockholders of their shares of Minbanc Common Stock. On this basis, the Board of Directors acknowledges that the Merger may not necessarily be in the best interests of the stockholders of Minbanc.

         If the Merger is approved by the holders of a majority of the outstanding shares of Minbanc Common Stock, the shares of each stockholder will be converted by operation of law into a single Class A Membership. Class A Memberships have no economic value (except for the limited right to exchange Class A Memberships for Class B Memberships and cash). The only recourse of a holder of Minbanc Common Stock who is dissatisfied with this result is either
(i) to exercise dissenters' rights of appraisal under Delaware law (see "The Merger -- Appraisal Rights of Dissenting Stockholders") or (ii) to obtain a distribution from the Cash Pool (see "The Merger -- Exchange of Class A Memberships for Class B Memberships and Cash").

         An election to receive a distribution from the Cash Pool, however, will not necessarily result in a stockholder receiving a distribution equal to that which the stockholder would have received in a liquidation of Minbanc. As of September 30, 1998, the net assets of Minbanc (before subtracting the transaction costs associated with the Merger and the book value of its non-liquid loans) were approximately $5.6 million. Because the total amount of funds comprising the Cash Pool is limited to $2 million, if the holders of more than roughly one-third of the outstanding shares of Minbanc Common Stock elect to receive a distribution from the Cash Pool, each electing holder will receive less than the Net Asset Value Per Share.

         The Minbanc Board of Directors has not sought or obtained a fairness opinion or other report or appraisal from an outside party regarding the fairness of the proposed Merger and, in view of the terms of the transaction, the Board is doubtful that such an opinion could be obtained. The Board likewise has made no assessment of what a stockholder might receive in an appraisal proceeding.

RECOMMENDATION OF THE MINBANC BOARD

         The Board of Directors of Minbanc has concluded that the Merger is in the best interests of Minbanc and, on this basis, without taking into account the financial impact of the transaction on any stockholder of Minbanc, recommends that Minbanc's stockholders vote FOR the adoption of the Merger Agreement.

THE MERGER AGREEMENT

         The following is a brief summary of the material terms of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex I and is incorporated herein by reference. This summary does not modify or supplement the terms of the Merger Agreement.

         The Merger. The Merger Agreement provides that, following the adoption of the Merger Agreement by the holders of Minbanc Common Stock and the satisfaction or waiver of all other conditions to the Merger, Minbanc will be merged with and into the Foundation. After the Merger, the Foundation, as the surviving corporation, will continue its corporate existence under the laws of the State of Delaware and the separate existence of Minbanc will cease.

         Closing and Effective Date. The closing of the Merger will occur on the second business day following the day on which the Merger Agreement has been adopted by the stockholders of Minbanc and all other conditions to the Merger have been satisfied or waived. The Merger will become effective on the date on which the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or such later date set forth therein as shall be agreed upon in writing by the parties (the "Effective Date"). The time when the Merger becomes effective is referred to herein as the "Effective Time." At Effective Time, all of the outstanding shares of Minbanc Common Stock of each stockholder of record (other than those shares of a stockholder who exercises dissenters' rights of appraisal) will be converted, without any action on the part of such stockholder of record, into a Class A Membership in the Foundation.

         Representations and Warranties. In the Merger Agreement, Minbanc has made certain representations and warranties to the Foundation with respect to, among other things, its organization, capitalization, financial statements, the absence of undisclosed liabilities, government approvals, litigation and tax matters. The Foundation has also made certain representations and warranties to Minbanc with respect to, among other things, its organization, the absence of undisclosed liabilities, governmental approvals and litigation. None of the representations and warranties of either party will survive the closing of the Merger.

         Conditions Precedent. The Merger Agreement provides that the consummation of the Merger is subject to certain conditions. The respective obligations of Minbanc and the Foundation to consummate the Merger each are subject, among other things, to:

               (i) the adoption of the Merger Agreement by the Minbanc stockholders,

               (ii) the absence of any law or order of a federal or state court or a regulatory agency that prevents the consummation of the Merger,

                (iii) the condition that no more than 5% of the holders of Minbanc Common Stock have exercised dissenters' rights of appraisal, and

                (iv) a determination by the IRS that the Foundation is a tax-exempt organization under Section 501(c)(3) of the Code.

         The respective obligations of each of Minbanc and the Foundation to consummate the Merger also are subject, among other things, to:

                (i) the performance by the other party of its covenants and agreements under the Merger Agreement,

                (ii) the accuracy of the representations and warranties of the other party contained in the Merger Agreement,

                (iii) the absence of an occurrence or condition with respect to the other that would constitute a material adverse effect, and

                (iv) the securing by the other of any required governmental or other approvals.

         The Merger Agreement provides, however, that if any condition shall not have been satisfied, the party whose obligation to proceed is subject to the satisfaction of such condition may, at its election, waive such condition and proceed with the Merger.

         Additional Agreements. The Merger Agreement provides that, prior to the Effective Time, Minbanc and the Foundation each will conduct their respective operations in the usual, regular and ordinary course of business. In addition, neither Minbanc or the Foundation is permitted (i) to amend its Certificate of Incorporation or Bylaws or (ii) to purchase any assets, make any capital expenditures, or dispose of any assets, other than in the ordinary course of business. Minbanc also may not declare or pay any dividend or make any distributions, or issue or repurchase any shares of its capital stock.

         Termination. The Merger Agreement may be terminated and the Merger abandoned, whether before or after, as applicable, the adoption of the Merger Agreement by the stockholders of Minbanc:

                (i)    by the mutual agreement of Minbanc and the Foundation,

                (ii) by either Minbanc or the Foundation, if the stockholders of Minbanc do not adopt the Merger Agreement at the Special Meeting or an adjournment thereof,

                (iii) by either party, following written notice to the other, if the other party has materially breached any of its representations, warranties or covenants, and such breach is not remedied within 20 days after such other party is notified of the breach,

                (iv)   if the Merger is prohibited by law, or

                (v) if the closing of the Merger has not occurred prior to March 31, 1999.

         Expenses. The Merger Agreement provides that all costs and expenses incurred by either party in connection with the Merger will be paid by the party incurring such costs and expenses.

EXCHANGE OF CLASS A MEMBERSHIPS FOR CASH AND CLASS B MEMBERSHIPS

         Exercise of Cash Election. For a period of 45 days following the Effective Date, a Class A Member may elect to exchange such Class A Membership for cash and a Class B Membership. Pursuant to the terms of the Merger Agreement, the Foundation is obligated to make a total of $2 million available for this purpose. Such funds will be distributed to the Class A Members who elect to make the exchange in proportion to their ownership of Minbanc Common Stock immediately prior to the Merger, subject to the limitation that no participating Class A Member will receive per share an amount in excess of the Adjusted Net Asset Value Per Share as of the Effective Date. The Adjusted Net Asset Value Per Share will be calculated by dividing (i) the net assets of Minbanc on the Effective Date (minus the transactions costs associated with the Merger and an amount equal to the book value of Minbanc's non-liquid loans on that date) by (ii) the number of shares of Minbanc Common Stock outstanding on the Effective Date.

         The amount of cash that an electing Class A Member will be entitled to receive will be equal to the product of (a) the number of shares of Minbanc Common Stock owned by such former stockholder of Minbanc immediately prior to the Effective Time, and (b) the lesser of (i) the Adjusted Net Asset Value Per Share as of the Effective Date, and (ii) the dollar amount of the Cash Pool divided by the aggregate number of shares of Minbanc Common Stock in respect of which effective Cash Elections have been made. Class A Members who make a Cash Election will not be entitled to receive interest on any cash payment made to them pursuant to such Cash Election.

         Under the terms of the Cash Election, the maximum amount of cash that a former holder of Minbanc Common Stock will be entitled to receive per share is the Adjusted Net Asset Value Per share as of the Effective Time. The $2 million in cash to be deposited to the Cash Pool is projected to represent approximately one-third of the net assets of Minbanc at the Effective Time (minus the transaction costs associated with the Merger and an amount equal to the book value of Minbanc non-liquid loans as of that date). Accordingly, if Class A Members make Cash Elections with respect to less than approximately one-third of the shares of Minbanc Common Stock outstanding on the Effective Date, all such Class A Members will receive the entire Adjusted Net Asset Value Per Share, and the balance of the Cash Pool will be distributed to the Foundation. However, if Class A Members make Cash Elections with respect to more than approximately one-third of the shares of Minbanc Common Stock, the Cash Pool will be divided pro rata, with each participating Class A Member receiving an amount that is less than the Adjusted Net Asset Value Per Share and with no remaining balance in the Cash Pool available for distribution to the Foundation. The minimum amount that a Class A Member could receive, which is based on the assumption that all Class A Members make a Cash Election, is one-third of the Adjusted Net Asset Value Per Share.

         Establishment of the Cash Pool. Immediately following the Merger, the Foundation will deposit $2 million in an escrow account established with a bank or trust company. The funds in the Cash Pool will be available to make cash payments in exchange for Class A Memberships. Any funds remaining in the Cash Pool, including any interest earned, after the disbursements to electing Class A Members have been completed will be returned to the Foundation.

         Cash Election Mechanics. As soon as practicable after the Effective Time, the Foundation will mail to each person who was a stockholder of record of Minbanc at the Effective Time a notice advising such holder of the right to exchange such holder's Class A Membership for cash and a Class B Membership (the "Election Notice"). The Election Notice will be accompanied by a Form of Election, pursuant to which such holders will be entitled to make the Cash Election, and a form of letter of transmittal for the surrender of the certificate(s) that formerly evidenced such stockholder's shares of Minbanc Common Stock.

         No Cash Election will be effective unless a properly completed Form of Election, signed by the former holder of record of Minbanc Common Stock, and accompanied by the certificate(s) that formerly evidenced such stockholder's shares of Minbanc Common Stock (or an affidavit of the former holder claiming that the certificate(s) has been lost, mislaid, stolen or destroyed, together with a bond, security or indemnity or any other documentation that the Foundation may reasonably require), is received by the Escrow Agent on or before 12:00 p.m. on the 45th day following the Effective Date.

         The Foundation has the right to make such additional rules not inconsistent with the Merger Agreement governing the validity of the Forms of Election as it deems appropriate. All such rules will be final and binding on all Class A Members.

REGULATORY MATTERS

         Minbanc is a closed-end management investment company that is registered under the Investment Company Act. The Foundation, as a charitable foundation, no part of the net earnings of which will inure to the benefit of any private shareholder or individual, will not be subject to regulation under the Investment Company Act. Following the Merger, Minbanc will file with the SEC an application to terminate its registration under the Investment Company Act.

FEDERAL SECURITIES LAW CONSEQUENCES

         As a closed-end management investment company that is registered under the Investment Company Act, Minbanc is subject to extensive regulation by the SEC. This regulation includes restrictions on capital structure, affiliate transactions, corporate governance, functions and activities, distributions of securities, and other matters, as well as reporting and record keeping requirements. As a not-for-profit corporation, the Foundation will not be required to register as an investment company by reason of Section 3(c)(10) of the Investment Company Act, which excludes from the definition of an "investment company" any corporation that is organized and operated exclusively for charitable purposes and no part of the net earnings of which inures to the benefit of any private shareholder or individual.

         The Minbanc Common Stock currently is registered under the Securities Exchange Act. As a consequence, Minbanc, among other things, is required to file annual, quarterly and other reports with the SEC and is subject to the SEC's proxy rules in connection with the solicitation of proxies for annual and special meetings. The Foundation will not be the issuer of a security and, accordingly, will not be subject to SEC regulation under the Securities Exchange Act.

ACCOUNTING TREATMENT

          The Merger will be accounted for by the Foundation as a transfer of net assets to be recorded at their fair value as determined on the date of the Merger. Of the total net assets transferred, the first $2 million will be recorded as a conditional contribution (refundable advance) which will be set aside for Class A Members who potentially may choose to make a Cash Election. Any net assets transferred above $2 million will be recorded as an unrestricted contribution. If any funds from the $2 million set aside are not disbursed or otherwise accrued for disbursement within 45 days subsequent to the date of the Merger, such amounts will be reclassed to unrestricted contribution revenue.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

         Holders of Minbanc Common Stock are entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law ("Section 262"). Section 262 is reprinted in its entirely as Annex II to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the holder of record of the shares of Minbanc Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Minbanc Common Stock that are held of record in the name of another person, such as a broker or nominee, must cause the holder of record to follow in a timely manner the steps summarized below in order to perfect whatever appraisal rights the beneficial owner may have.

         The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex II. THIS DISCUSSION AND ANNEX II SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE STRICTLY TO COMPLY WITH THE PROCEDURES SET FORTH IN
SECTION 262 WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         Each stockholder electing to demand the appraisal of its Minbanc Common Stock must deliver to Minbanc, before the taking of the vote on the Merger at the Minbanc Special Meeting, a written demand for appraisal of its Minbanc Common Stock. The demand must reasonably inform Minbanc of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of its Minbanc Common Stock. A vote against or the granting of a proxy to vote against the Merger or abstaining from voting on the Merger will not constitute a demand for appraisal within the meaning of Section 262. In order to preserve its appraisal rights under Section 262, a stockholder must not vote in favor of the Merger or consent thereto in writing (including by granting the proxy solicited by this Proxy Statement or by returning a signed proxy card without specifying a vote against the Merger or a direction to abstain from voting on the Merger). Additionally, a stockholder must hold the shares of Minbanc Common Stock as to which appraisal is sought continuously through the Effective Time. A stockholder is not required to vote against the Merger in order to exercise appraisal rights.

         A demand for appraisal must be executed by or for the stockholder as such stockholder's name appears on the certificate(s) representing Minbanc Common Stock. If the shares of Minbanc Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the shares of Minbanc Common Stock are held of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder; however, the agent must identify the stockholder and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the stockholder.

         Beneficial owners who are not holders of record of Minbanc Common Stock and who intend to exercise appraisal rights should instruct the holder of record of the shares to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

         A stockholder who elects to exercise appraisal rights must mail or deliver its written demand to the Secretary of Minbanc, c/o American Bankers Association , 1120 Connecticut Avenue, N.W., Washington, D.C. 20036.

         Within ten days after the Effective Date, the Foundation is required to provide notice of the Effective Date to all stockholders who have complied with the requirements of Section 262. Within 120 days after the Effective Date, either the Foundation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the value of the shares of Minbanc Common Stock of all dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will determine the fair value of the shares of Minbanc Common Stock owned by such stockholders. For this purpose, fair value of the shares of Minbanc Common Stock is determined exclusive of any element of value arising from the accomplishment or expectation of the Merger, but may include a fair rate of interest to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court may take into account all relevant factors.

         The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Minbanc Common Stock entitled to appraisal.

         At any time within 60 days after the Effective Date, any stockholder shall have the right to withdraw its demand for appraisal and to accept the terms offered in the Merger. After this period, a stockholder may withdraw its demand for appraisal only with the consent of the Foundation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Date, the appraisal rights for all stockholders shall cease, and all holders of Minbanc Common Stock shall be entitled to receive only the Merger consideration as provided for in the Merger Agreement.

                           CERTAIN FEDERAL INCOME TAX
                CONSEQUENCES OF THE MERGER AND THE CASH ELECTION

         The Merger of Minbanc into the Foundation will be a taxable transaction for both Minbanc and the holders of Minbanc Common Stock under United States federal income tax law and may also be a taxable transaction under applicable state, local, foreign or other tax laws.

         For U.S. federal income tax purposes the Merger should be treated partially as a gift and partially as a sale of Minbanc's assets to the Foundation in exchange for Class A Memberships of the Foundation, followed by the distribution in liquidation of such Class A Memberships to the Minbanc stockholders.

         Under this characterization of the transaction, Minbanc would recognize a gain equal to the difference between the aggregate fair market value of the Class A Memberships and that portion of its tax basis in the assets transferred which bears the same ratio to the tax basis as the fair market value of the Class A Memberships bears to the fair market value of the assets transferred. The aggregate value of the Class A Memberships will be $2 million. It is expected that little or no gain would be recognized, however, because Minbanc's assets consist principally of assets, such as cash and cash equivalents, with a tax basis equal to fair market value. Minbanc would be entitled to deduct as a charitable contribution an amount equal to the difference between its tax basis in the assets transferred and the fair market value of the Class A Memberships.

         A Minbanc stockholder would recognize gain or loss equal to the difference between the fair market value of the Class A Membership distributed to such stockholder and the stockholder's tax basis in the shares of Minbanc Common Stock exchanged therefor. The value of the Class A Membership received by each stockholder will be equal to the stockholder's percentage ownership of Minbanc Common Stock immediately prior to the transaction times $2 million. Assuming that the Minbanc Common Stock constitutes a capital asset in the hands of the stockholder and has been held for more than one year, any gain would be long-term capital gain which, in the case of a stockholder that is a corporation, is generally subject to a maximum tax rate of 35%. A long-term capital loss of a stockholder that is a corporation is generally deductible only to the extent of long-term capital gains.

         A stockholder that chooses not to make the Cash Election with respect to its Class A Membership would be treated as having made a deductible charitable contribution to the Foundation of the fair market value of the Class A Membership distributed to such stockholder. A stockholder that makes the Cash Election would recognize short-term capital gain to the extent that the amount actually paid to such stockholder in connection with the Cash Election exceeds the fair market value of the Class A Membership surrendered therefor.

         It is possible that the Merger will be characterized differently by the Internal Revenue Service. However, the tax consequences of a different characterization should not differ materially from those described above.

         The receipt of cash in connection with the exercise of dissenters' rights pursuant to Section 262 of the Delaware General Corporation Law will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. In general, a stockholder that receives cash pursuant to the exercise of dissenters' rights will recognize a gain or loss equal to the difference between the stockholder's tax basis for the Minbanc Common Stock and the amount received.

         No ruling has been or will be requested from the IRS as to the Merger, including the deductibility of losses and deemed contributions to the Foundation, and no opinion of counsel has been or will be rendered with respect to any of the tax effects to stockholders of the Merger.

THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, UNDER PRESENT LAW, OF THE MERGER TO MINBANC'S STOCKHOLDERS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S SITUATION. NO INFORMATION IS PROVIDED HEREIN AS TO THE POSSIBLE EFFECT, IF ANY, OF PROPOSED CHANGES IN THE FEDERAL TAX LAW OR AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS. EACH STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

                              COMPARISON OF RIGHTS

         As a stockholder of Minbanc, a holder of shares of Minbanc Common Stock has rights that are typical of a stockholder in a stock corporation generally. If the Merger is consummated, the holders of Minbanc Common Stock (other than those that exercise dissenters' rights of appraisal) will become holders of either a Class A Membership or a Class B Membership in the Foundation. Under the Certificate of Incorporation and the Bylaws of the Foundation, the holders of Class A Memberships and Class B Memberships will have no rights comparable to those of a stockholder in a stock corporation. Copies of the Certificate of Incorporation and the Bylaws of Minbanc and the Foundation are attached hereto as Annex IV and Annex V, respectively, and are hereby incorporated by reference. The following is a summary of the rights of a holder of Minbanc Common Stock that will not exist as a member of the Foundation.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

         Under Delaware law, amendments to the Certificate of Incorporation of Minbanc require the affirmative vote of a majority of the outstanding shares of Minbanc Common Stock. In accordance with Delaware law, the By-Laws of Minbanc may be amended either by the Board of Directors or the stockholders of Minbanc.

         The members of the Foundation have no voting rights with respect to the amendment of the Certificate of Incorporation or the Bylaws of the Foundation.

ELECTION AND REMOVAL OF DIRECTORS

         The directors of Minbanc are elected by a vote of the holders of the Minbanc Common Stock, except that vacancies and newly created directorships resulting from an increase in the number of authorized directors may be filled by a majority of the directors then in office. Directors of the Foundation are elected by the affirmative vote of a majority of the directors then in office.

         Under Delaware law, directors of Minbanc may be removed, with or without cause, by a vote of the holders of a majority of the outstanding shares of Minbanc Common Stock. Under the Bylaws of the Foundation, the directors of the Foundation may be removed, with or without cause, only by the affirmative vote of at least two-thirds of the directors then in office.

VOTING GENERALLY

         The holders of shares of Minbanc Common Stock are entitled to one vote per share on all matters on which stockholders of Minbanc are entitled to vote. Members of the Foundation have no voting rights.

DIVIDENDS

         The holders of Minbanc Common Stock are entitled to receive from Minbanc such dividends or other distributions as are declared from time to time by the Board of Directors of Minbanc. The Certificate of Incorporation of the Foundation provides that and no part of the assets or net earnings of the Foundation shall inure to the benefit of, or be distributable to, any of its directors or officers or any other private individual, including its members.

                  BENEFICIAL OWNERSHIP OF MINBANC COMMON STOCK

         The following table sets forth, as of the Record Date, certain information with respect to the only persons known to Minbanc to be a beneficial owner of more than 5% of the outstanding Minbanc Common Stock:

-------------------------------------------------------------------------------------------------------
NAME OF                        SOLE VOTING &            SHARED VOTING &                PERCENT OF
BENEFICIAL                     DISPOSITIVE              DISPOSITIVE                    COMMON STOCK
OWNER                          POWER                    POWER
-------------------------------------------------------------------------------------------------------
BankAmerica
Corporation - San                    -0-                       1151(1)                      13.34%
Francisco, CA
-------------------------------------------------------------------------------------------------------
Chase Manhattan Bank
- New York, NY                      732(2)                       -0-                         8.48%
-------------------------------------------------------------------------------------------------------
Wells Fargo Bank --
San Francisco, CA                   540(3)                       -0-                         6.26%
-------------------------------------------------------------------------------------------------------

(1) As of the Record Date, the records of Chase Mellon Shareholder Services show BankAmerica Corporation as the holder of 1151 shares of Minbanc Common Stock.

(2) As of the Record Date, the records of Chase Mellon Shareholder Services show Chase Manhattan Corporation as the holder of 732 shares of Minbanc Common Stock.

(3) As of the Record Date, the records of Chase Mellon Shareholder Services show Wells Fargo Bank as the holder of 540 shares of Minbanc Common Stock.

                              STOCKHOLDER PROPOSALS

         Under the Bylaws of Minbanc, the Annual Meeting of Stockholders is held in October of each year. If the Merger is consummated, the 1999 Annual Meeting will not occur. If the Merger is not consummated, because Minbanc did not hold an Annual Meeting in 1998, in accordance with SEC rules, (i) a proposal submitted pursuant to Rule 14a-8 for inclusion in Minbanc's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders must be received by the Secretary of Minbanc a reasonable time before Minbanc begins to print and mail its proxy material for the 1998 Annual Meeting, and (ii) a stockholder proposal submitted outside of the Rule 14a-8 process will be considered untimely if not received a reasonable time before Minbanc mails its proxy material for the 1999 Annual Meeting.

                                    IMPORTANT

                      PLEASE RETURN YOUR PROXY IMMEDIATELY.

         In order to assure a quorum being represented at the Special Meeting, you are urged to sign and return the enclosed proxy card immediately. Compliance with this request will enable Minbanc to avoid the expense of a second mailing or further communications.

Thank You.

                                MINBANC CAPITAL CORP.

                                  FORM OF PROXY

                              MINBANC CAPITAL CORP.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 15, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF MINBANC CAPITAL CORP.

The undersigned stockholder(s) hereby appoints Jack Woodburn or Joanne Wharton, or either of them (with full power of substitution), the attorneys of the undersigned, to attend the Special Meeting of Stockholders of Minbanc Capital Corp. to be held on March 15, 1999, and any adjournment(s) thereof, and to vote all of the shares Minbanc common stock registered in the name of the undersigned and which the undersigned is entitled to vote at the Special Meeting or at any adjournment(s) thereof:

1. TO ADOPT THE AGREEMENT OF MERGER, DATED AS OF ________, 1999 WHICH IS ATTACHED AS ANNEX I TO THE PROXY STATEMENT, DATED JANUARY ___, 1999.

         [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

2. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

(Continued, and to be executed and dated on the reverse side.)

(Continued from other side.)

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL NO.
1. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) THEREOF, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

         All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting.

Dated:                              , 1999
      ------------------------------

Signature of stockholder(s)


------------------------------------

Signature of stockholder(s)


------------------------------------

Please sign exactly as your name appears hereon. When shares are registered in two names, both stockholders must sign. When signing as attorney, executor, administrator or trustee, please give full title as such. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

PLEASE FILL IN, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                    ANNEX I

                                  AGREEMENT

                                     OF

                                   MERGER

                                   BETWEEN

                            MINBANC CAPITAL CORP.

                                     AND

                          MINBANC FOUNDATION, INC.

                         DATED AS OF JANUARY 19,1999

                             AGREEMENT OF MERGER

            This AGREEMENT OF MERGER (this "Agreement") is entered into as of January 19, 1999, by and between MINBANC CAPITAL CORP., a Delaware stock corporation ("Minbanc"), and MINBANC FOUNDATION, INC., a Delaware non-stock, not-for-profit corporation (the "Foundation").

            WHEREAS, the Board of Directors of Minbanc deems it advisable and in the best interests of Minbanc that it be merged with and into the Foundation pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware, and have by resolution duly approved this Agreement and directed that this Agreement be submitted to its stockholders for adoption in accordance with the terms hereof and applicable law;

            WHEREAS, the Board of Directors of the Foundation deems it advisable and in the best interests of the Foundation that Minbanc shall be merged with and into the Foundation pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware, and have by resolution duly approved this Agreement in accordance with the terms hereof and applicable law; and

            WHEREAS, the parties desire to state the terms and conditions of the Merger (as defined in Article I), the mode of carrying the Merger into effect, the merger consideration which the holders of the capital stock of Minbanc are to receive in exchange for such shares upon the consummation of the Merger, and such other details and provisions as are deemed necessary or desirable.

            NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as set forth below:

                                  ARTICLE I

                                 DEFINITIONS

1.1 DEFINITIONS. For purposes of this Agreement, the following defined terms shall have the meanings indicated:

      "Cash Election" has the meaning ascribed to such term in Section 3.2.

      "Cash Pool" has the meaning ascribed to such term in Section 3.2.

      "Class A Membership" means a Class A membership in the Foundation.

      "Class B Membership" means a Class B membership in the Foundation.

      "Closing" has the meaning ascribed to such term in Section 2.2.

      "Closing Date" has the meaning ascribed to such term in Section 2.2.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute or codification of the Federal income tax laws of the United States of America.

      "Deadline" has the meaning ascribed to such term in Section 3.2.

      "Effective Date" has the meaning ascribed to such term in Section 2.3.

      "Effective Time" has the meaning ascribed to such term in Section 2.3.

      "Election Notice" has the meaning ascribed to such term in Section 3.2.

      "Escrow Agent" has the meaning ascribed to such term in Section 3.2.

      "Form of Election" has the meaning ascribed to such term in Section 3.2.

      "Foundation" means Minbanc Foundation, Inc., a Delaware non-stock corporation.

      "IRS" means the Internal Revenue Service of the United States of
America.

      "Material Adverse Effect" means, with respect to either Minbanc or the Foundation, as the case may be, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of such company or on the consummation of the transaction contemplated by this Agreement.

      "Merger" has the meaning ascribed to such term in Section 2.1.

      "Merger Consideration" has the meaning ascribed to such term in
Section 3.1.

      "Minbanc" means Minbanc Capital Corp., a Delaware stock corporation.

      "Minbanc Common Stock" means the common stock, par value $1.00 per share, of Minbanc.

      "Minbanc Special Meeting" has the meaning ascribed to such term in
Section 6.3.

      "Net Assets" means the "net assets" of Minbanc as shown by its financial statements on the date of determination.

      "Net Investments" means the "net investments" of Minbanc as shown by its financial statements on the date of determination.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or entity of whatever nature or government or any agency or political subdivision thereof.

      "Pro Rata Portion" means, with respect to a former stockholder of record of Minbanc Common Stock, the product of (a) the number of shares of Minbanc Common Stock owned by such stockholder immediately prior to the Effective Time and (b) the lesser of (i) the Net Assets of Minbanc at the Effective Time (less the sum of (A) Net Investments and (B) estimated transaction costs of $ 111,650) divided by the number of shares of Minbanc Common Stock outstanding immediately prior to the Effective Time and (ii) the dollar amount of the Cash Pool divided by the aggregate number of shares of Minbanc Common Stock owned immediately prior to the Effective Time by all former stockholders of Minbanc that have made an effective Cash Election.

      "Proxy Statement" means the proxy statement, together with any letters to stockholders, to be used in connection with the solicitation of proxies from the stockholders of Minbanc in connection with the Merger.

      "SEC" means the United States Securities and Exchange Commission.

      "Surviving Corporation" has the meaning ascribed to such term in
Section 2.1.

      "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

      "Tax Return" means any report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combines or consolidated returns for any group of entities that includes Minbanc.

1.2 INTERPRETATION. In this Agreement, unless the context otherwise requires:

      (a) The term "hereby," "hereunder" or any similar terms shall refer to this

Agreement;

      (b) Any reference to any Article, Section or Exhibit contained in this Agreement shall refer to such Article, Section or Exhibit as set forth in this Agreement, notwithstanding use of or failure to use the term "hereof," or "herein" in connection with such reference;

      (c) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders;

      (d) All headings preceding the text of the several Articles and Sections of this Agreement shall be solely or convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement;

      (e) Statements herein qualified by "known to Minbanc," "to the knowledge of Minbanc" or a similar phrase shall mean that none of the officers of Minbanc has current actual knowledge of the inaccuracy of such statement; and

      (f) Statements herein qualified by "known to the Foundation," "to the knowledge of the Foundation" or a similar phrase shall mean that none of the officers of the Foundation has current actual knowledge of the inaccuracy of such statement.

                                 ARTICLE II

                                 THE MERGER

2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Minbanc shall be merged with and into the Foundation in accordance with the provisions of Section 257 of the Delaware General Corporation Law (the "Merger"). The Foundation shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Delaware (the Foundation, as such, being sometimes referred to herein as the "Surviving Corporation"). From and after the Effective Time, the Foundation shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Minbanc, all in accordance with the provisions of Section 259 of the Delaware General Corporation law, and the separate existence of Minbanc shall cease.

2.2 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 A.M., local time, at the offices of Covington & Burling, Washington, D.C., or at any other mutually agreeable location, on the second business day following the day on which this Agreement shall have been adopted by the stockholders of Minbanc in accordance with the Delaware General Corporation Law and all other conditions to the Merger have been satisfied or waived (the "Closing Date").

2.3 EFFECTIVE TIME OF THE MERGER. If at the Closing the conditions to the Merger, which are set forth in Article VII, are satisfied or, to the extent permitted, waived, (i) the appropriate officers of Minbanc and the Foundation shall execute a Certificate of Merger in the form required by the Delaware General Corporation Law and (ii) promptly following the Closing on the Closing Date, each of Minbanc and the Foundation shall file, or cause to be filed, the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall become effective on the date on which said filing shall be made with the Secretary of State of the State of Delaware, or such later date set forth therein as shall be agreed upon in writing by the parties. The time when the merger so becomes effective is refereed to herein as the "Effective Time" and the date on which the Effective Time occurs is referred to herein as the "Effective Date." Following the Effective Time, the parties shall make any such other filing or recordings as may be required by applicable law to give effect to the Merger.

2.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Foundation at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

2.5 BYLAWS. The Bylaws of the Foundation at the Effective Time shall be the Bylaws of the Surviving Corporation.

                                 ARTICLE III

                     CONVERSION OF MINBANC COMMON STOCK

3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger, all of the issued and outstanding shares of Minbanc Common Stock (other than any shares that are entitled to dissenters' rights of appraisal) held by each stockholder of record shall be converted into one Class A Membership per stockholder of record (the "Merger Consideration").

3.2   ELECTION TO EXCHANGE CLASS A MEMBERSHIPS FOR CASH AND CLASS B
MEMBERSHIPS.

      (a) Immediately following the Effective Time, the Foundation shall deposit with a bank or trust company (the "Escrow Agent") cash in an amount equal to $2.0 million (the "Cash Pool").

      (b) For a period of 45 days following the Effective Date, the recipient of a

Class A Membership in the Merger shall be entitled to exchange such Class A Membership for (i) cash in an amount equal to a Pro Rata Portion and (ii) a Class B Membership (a "Cash Election").

      (c) As soon as practicable after the Effective Date, the Foundation shall mail or cause to mailed to each person who was a stockholder of record of Minbanc at the Effective Time a notice advising such holder of the right to exchange such holder's Class A Membership for cash and a Class B Membership in accordance with this Section 3.2 (the "Election Notice"). The Election Notice shall be accompanied by a Form of Election, pursuant to which such holders shall be entitled to make the Cash Election, and a form of letter of transmittal for the surrender of the certificate(s) that formerly evidenced a stockholder's shares of Minbanc Common Stock.

      (d) No Cash Election will be effective unless a properly completed Form of Election, signed by a holder of record of Minbanc Common Stock immediately prior to the Effective Time, and (except as otherwise provided in paragraph (f) of this Section 3.2) accompanied by the certificate(s) that formerly evidenced such stockholder's shares of Minbanc Common Stock, is received by the Escrow Agent on or before 12:00 p.m. on the 45th day following the Effective Date (the "Deadline"). As soon as practical thereafter, the Escrow Agent shall calculate the Pro Rata Portion to which a former stockholder making an effective Cash Election is entitled and distribute the cash to such former stockholder.

      (e) Any cash in the Cash Pool not distributed by the Escrow Agent to the former stockholders of Minbanc pursuant to this Section 3.2 shall be delivered to the Foundation following the Deadline.

      (f) If any certificate for shares of Minbanc Common Stock of a former stockholder who has made a Cash Election shall have been lost, stolen, mislaid or destroyed, then upon receipt by the Successor Corporation of (i) an affidavit of that fact from the former holder claiming such certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as the Foundation may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Escrow Agent shall issue to such holder the Pro Rata Portion of cash in respect of the Class A Membership for which the shares of Minbanc Common Stock represented by such lost, stolen, mislaid or destroyed certificate are exchanged in the Merger.

      (g) All of the fees and expenses of the Escrow Agent shall be borne by Minbanc.

3.3 APPRAISAL RIGHTS. Notwithstanding the terms of Section 3.1, shares of Minbanc Common Stock outstanding immediately prior to the Effective
Time and held by a holder
who has not voted in favor of the Merger and who has demanded appraisal for such shares in accordance with the applicable provisions of Delaware General Corporation Law shall not be converted as provided in Section 3.1, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Minbanc Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Foundation shall give Minbanc prompt notice of any demands received by the Foundation for appraisal of shares of Minbanc Common Stock.

3.4 STOCK TRANSFER BOOKS. After the Effective Time, the stock transfer books of Minbanc shall be closed and there shall be no registration of transfers on the stock transfer books of Minbanc or its transfer agent, if any, of the Minbanc Common Stock. If, after the Effective Time, a certificate for shares of Minbanc Common Stock is presented to Minbanc or its transfer agent, if any, for registration of transfer, it shall be cancelled.

                                 ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE FOUNDATION

      The Foundation hereby represents and warrants to Minbanc as follows:

4.1 ORGANIZATION, STANDING AND POWER. The Foundation is a non-stock corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Foundation is not and has not engaged in any activities other than activities that are necessary to give effect to the transactions that are contemplated by this Agreement. The Foundation has applied to the IRS for recognition of exemption from federal income taxation under section 501(c)(3) of the Code. The Foundation has all requisite corporate power and authority to carry on its business as is contemplated by this Agreement.

4.2   SUBSIDIARIES.  The Foundation has no subsidiaries.

4.3 UNDISCLOSED LIABILITIES. Except for its obligations under this Agreement, the Foundation does not have any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) and, to the knowledge of the Foundation, there is no basis for the assertion against the Foundation of any such debt, liability or obligation.

4.4   AUTHORIZATION AND VALIDITY.

      (a) The Foundation has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

      (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Foundation, which constitutes all of the corporate action that is necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      (c) This Agreement has been duly executed and delivered by the Foundation, and constitutes a valid and legally binding obligation of the Foundation that is enforceable against the Foundation in accordance with its terms.

4.5 NON-CONTRAVENTION. The execution and delivery of this Agreement by the Foundation, and the consummation by the Foundation of the transactions contemplated hereby, will not violate, conflict with, or result in the breach of any of the terms or conditions of, constitute a default under, result in the acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the property of the Foundation under (i) the Certificate of Incorporation or the Bylaws of the Foundation, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body or authority, or (iii) any bond, note, mortgage, indenture, deed of trust, license, franchise, permit, contract, lease or other instrument, obligation or agreement of any kind to which the Foundation is a party of by which any of its property is bound.

4.6 GOVERNMENTAL APPROVALS. No declaration, filing or registration with, and no notice to or authorization, consent or approval of, any governmental authority, other than compliance with applicable federal and state securities laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is required on the part of the Foundation in connection with the execution and delivery by the Foundation of this Agreement and the consummation by the Foundation of the transactions contemplated hereby.

4.7 LITIGATION. There are no (i) claims, suits, actions or proceedings pending or, to the knowledge of Minbanc, threatened against, relating to or affecting the Foundation or (ii) judgments, decrees, injunctions, rules or orders of any court, any governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against the Foundation.

                                  ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF MINBANC

      Minbanc hereby represents and warrants to the Foundation as follows:

5.1 ORGANIZATION, STANDING AND POWER. Minbanc is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Minbanc is duly licensed or qualified to do business under the laws in each jurisdiction where the character or location of the properties owned by it or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Minbanc. Minbanc has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to carry on its business as it currently is conducted.

5.2 STOCK. As of the date of this Agreement, the authorized capital stock of Minbanc consists of 20,000 shares of Minbanc Common Stock, of which 8,626 shares are issued and outstanding. All such outstanding shares of Minbanc Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding, options, warrants, subscriptions, contracts or other commitments, understandings or arrangements (including convertible securities) that obligate Minbanc to issue or sell any shares of Minbanc capital stock.

5.3   SUBSIDIARIES.  Minbanc has no subsidiaries.

5.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1998, the business of Minbanc has been operated solely in the ordinary course of business and there has not been any change in the condition (financial or other), properties, assets or liabilities of Minbanc, except for changes in the ordinary course of business that individually or in the aggregate have not had a Material Adverse Effect.

5.5 FINANCIAL STATEMENTS. The audited financial statements of Minbanc at March 31, 1998, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may otherwise be indicated in the notes thereto) and fairly present in all material respects the financial position of Minbanc as of the respective dates thereof and the results of operations and cash flows for the respective periods then ended.

5.6 UNDISCLOSED LIABILITIES. Except (i) as disclosed in the audited financial statements of Minbanc at March 31, 1998 (including the notes thereto), (ii) as incurred in the ordinary course of business after March 31, 1998, or (iii) for its obligations under this Agreement, Minbanc does not have any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) and, to the knowledge of Minbanc, there is no basis for the assertion against Minbanc of any such debt, liability or obligation.

5.7   AUTHORIZATION AND VALIDITY.

      (a) Minbanc has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

      (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Minbanc. Upon the adoption of this Agreement by the stockholders of Minbanc, as contemplated by Section 6.3, this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by all necessary corporate action on the part of Minbanc.

      (c) This Agreement has been duly executed and delivered by Minbanc, and constitutes a valid and legally binding obligation of Minbanc that is enforceable against Minbanc in accordance with its terms.

5.8 NON-CONTRAVENTION. The execution and delivery of this Agreement by Minbanc, and the consummation by Minbanc of the transactions contemplated hereby, will not violate, conflict with, or result in the breach of any of the terms or conditions of, constitute a default under, result in the acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the property of Minbanc under (i) the Certificate of Incorporation or the Bylaws of Minbanc, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order injunction, writ, permit or license of any court, governmental or regulatory body or authority, or (iii) any bond, note, mortgage, indenture, deed of trust, license, franchise, permit, contract, lease or other instrument, obligation or agreement of any kind to which Minbanc is a party of by which any of its property is bound.

5.9 GOVERNMENTAL APPROVALS. No declaration, filing or registration with, and no notice to or authorization, consent or approval of, any governmental authority, other than compliance with applicable federal and state securities laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is required on the part of Minbanc in connection with the execution and delivery by Minbanc of this Agreement and the consummation by Minbanc of the transactions contemplated hereby.

5.10 LITIGATION. There are no (i) claims, suits, actions or proceedings pending or, to the knowledge of Minbanc, threatened against, relating to or affecting Minbanc or (ii) judgments, decrees, injunctions, rules or orders of any court, any governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against Minbanc.

5.11  TAX MATTERS.

      (a) Minbanc has (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law, (ii) paid all Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and (iii) paid all Taxes otherwise required to be paid.

      (b) As of the date hereof, (i) there are no claims, assessments, audits or administrative or court proceedings pending against Minbanc for any alleged deficiency in Tax, and (ii) Minbanc has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

      (c) Minbanc has established adequate accruals for Taxes and for any liability for deferred Taxes in its financial statements in accordance with generally accepted accounting principles.

5.12 DISCLOSURE. Both on the date that Minbanc mails the Proxy Statement to the holders of Minbanc Common Stock and on the date that the stockholder meeting of Minbanc to adopt this Agreement is held, the information in the Proxy Statement with respect to Minbanc will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                 ARTICLE VI

                            ADDITIONAL AGREEMENTS

6.1 ACCESS INFORMATION. Upon reasonable notice and during normal business hours, each of Minbanc and the Foundation shall afford to the officers, directors, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records.

6.2   PROXY STATEMENT.

      (a) As promptly as practicable after the date of this Agreement, Minbanc shall prepare and file with the SEC the Proxy Statement, which shall comply in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (b) The Foundation shall cooperate with Minbanc in the preparation of the Proxy Statement and shall furnish to Minbanc for inclusion therein all information concerning the Foundation as is required or is customary for inclusion in the Proxy Statement.

6.3 MINBANC STOCKHOLDER MEETING. As promptly as practicable after the execution and delivery of this Agreement, Minbanc shall call, give notice of, convene and hold a special meeting of its stockholders (the "Minbanc Special Meeting") for the purpose of voting on the adoption of this Agreement, all in accordance with applicable law and Minbanc's Certificate of Incorporation and Bylaws.

6.4 RECOMMENDATION OF MERGER. Subject to its fiduciary obligations, the Board of Directors of Minbanc shall recommend to the stockholders of Minbanc the adoption of this Agreement at the Minbanc Special Meeting and shall use all reasonable efforts to obtain such adoption.

6.5 PUBLIC ANNOUNCEMENTS. Minbanc and the Foundation shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the transactions contemplated hereby. Neither party shall issue any such public announcement or statement without advance consultation with the other party.

6.6 CONDUCT PENDING MERGER. From and after the date of this Agreement, and until the Merger is completed or this Agreement is terminated, each of Minbanc and the Foundation shall conduct its businesses and operations in the usual, regular and ordinary course and in substantially the same manner as they heretofore have been conducted. Without limitation of the foregoing:

      (a) Minbanc shall not (i) declare or pay any dividends or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock;

      (b) Minbanc shall not issue, agree to issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities;

      (c) Neither Minbanc or the Foundation shall amend its Certificate of Incorporation or Bylaws in any way adverse to the other party;

      (d) Neither Minbanc or the Foundation shall acquire or agree to acquire, by merger or consolidation, by purchase or otherwise, an equity interest in, or the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except in the ordinary course of business consistent with past practice;

      (e) Neither Minbanc nor the Foundation shall make any capital expenditures, except in the ordinary course of business consistent with past practice;

      (f) Neither Minbanc nor the Foundation shall sell, lease, license, encumber or otherwise dispose of any of its assets, except in the ordinary course of business consistent with past practices; and

      (g) Neither Minbanc or the Foundation shall incur, assume or guarantee any indebtedness.

6.7 MUTUAL COOPERATION. Each of Minbanc and the Foundation shall take or cause to be taken all reasonable actions that are necessary, proper or advisable to cause the fulfillment of the conditions to its obligations under this Agreement, and to obtain as promptly as possible any and all consents, authorizations, orders or approvals that are required in connection with the transactions contemplated by this Agreement. Each shall coordinate and cooperate with the other in exchanging such information and providing such reasonable assistance as the other may request in connection with the foregoing.

                                 ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF EACH PARTY

7.1 CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Minbanc and the Foundation to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

      (a) Approval of Merger. This Agreement shall have been adopted by the holders of Minbanc Common Stock in accordance with the requirements of the Delaware General Corporation Law.

      (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court or regulatory agency preventing consummation of the Merger shall have been issued and is continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited by any applicable federal or state law or regulation.

      (c) Proxy Statement. The Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

      (d)   Tax Status. The Application for Recognition of Exemption Under
Section 501(c)(3)
filed by the Foundation shall have been granted by the IRS.

      (e) Appraisal Demands. The holders of no more than 5% of the outstanding shares of Minbanc Common Stock have demanded appraisal of the shares in accordance with the provisions of the Delaware General Corporation Law.

7.2 CONDITIONS TO OBLIGATION OF MINBANC TO EFFECT THE MERGER. The obligation of Minbanc to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

      (a) Performance of Obligations of the Foundation. The Foundation shall have performed in all material respects its agreements and covenants contained in this Agreement that it is required to perform at or prior to the Effective Time.

      (b) Accuracy of Representations and Warranties. Each of the representations and warranties of the Foundation in Article IV are true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

      (c) The Foundation Material Adverse Effect. With respect to the Foundation, no Material Adverse Effect has occurred, and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on the Foundation.

      (d) Closing Certificates. Minbanc shall have received a certificate signed by the Chief Executive Officer of the Foundation, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 7.2(a), (b) and (c) have been satisfied.

      (e) The Foundation Required Consents. Any consents required by Minbanc to effect the Merger shall have been obtained or those that have not been obtained are not reasonably likely to result in a Material Adverse Effect.

7.3 CONDITIONS TO OBLIGATION OF THE FOUNDATION TO EFFECT THE MERGER. The obligation of the Foundation to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

      (a) Performance of Obligations of Minbanc. Minbanc shall have performed in all material respects its agreements and covenants contained in this Agreement that it is required to perform at or prior to the Effective Time.

      (b) Accuracy of Representations and Warranties. Each of the representations and warranties of Minbanc in Article V are true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

      (c) Minbanc Material Adverse Effect. With respect to Minbanc, no Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Material Adverse Effect on Minbanc.

      (d) Closing Certificates. The Foundation shall have received a certificate signed by the Chief Executive Officer of Minbanc, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in Section 7.3(a), (b) and (c) have been satisfied.

      (e) Minbanc Required Consents. Any consents required by the Foundation to effect the Merger shall have been obtained or those that are not obtained are not reasonably likely result in a Material Adverse Effect.

                                ARTICLE VIII

                                TERMINATION

8.1 TERMINATION. This Agreement may be terminated and the Merger abandon at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of Minbanc:

      (a)  by mutual agreement of Minbanc and the Foundation;

      (b) by either the Foundation or Minbanc, if the stockholders of Minbanc do not adopt this Agreement at the Minbanc Special Meeting, or any adjustment thereof;

      (c) by Minbanc, by written notice to the Foundation, if there shall have been any breach of any material representation or warranty, or any material breach of any covenant or agreement, of the Foundation hereunder, and such breach shall not have been remedied within twenty days after receipt by the Foundation of a notice in writing from Minbanc specifying the nature of such breach and requesting that it be remedied;

      (d) by the Foundation, by written notice to Minbanc, if there shall have been any breach of any material representation or warranty, or any material breach of any covenant or agreement, of Minbanc hereunder, and such breach shall not have been remedied within twenty days after receipt by Minbanc of a notice in writing from the Foundation specifying the nature of such breach and requesting that it be remedied;

      (e) by Minbanc or the Foundation, if (i) any state or federal law, order, rule or regulation is adopted or issued that has the effect, in the written opinion of outside counsel for such party, of prohibiting the Merger or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; or

      (f) by either Minbanc or the Foundation, if the Closing has not occurred on or before March 31, 1999.

8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and be of no further force or effect, except that (i) the provisions of this
Section 8.2 and Sections 9.2, 9.3, 9.4, 9.5, 9.7, 9.8 and 9.9 shall survive the termination of this Agreement and (ii) the termination of this Agreement shall not relieve either party of any liability it may have arising from any breach by it of any representation, warranty or covenant contained in this Agreement.

                                 ARTICLE IX

                                MISCELLANEOUS

9.1 REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE. The representations and warranties in this Agreement shall not survive the Effective Time.

9.2 EXPENSES. All costs and expenses incurred by either party in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.3 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and may be given or made by (i) personal service, (ii) first class United States mail, postage prepaid, (iii) overnight delivery service or (iv) facsimile transmission, if confirmed promptly by any of the methods specified in clauses (i) through (iii) of this sentence, addressed as set forth below, and shall be duly given or made when received:

            If to Minbanc:

                  Minbanc Capital Corp.
                  c/o American Bankers Association
                  1120 Connecticut Avenue, N.W.
                  Washington, D.C.  20036
                  Attention:  Mathew H. Street

            If to the Foundation:

                  Minbanc Foundation, Inc.
                  c/o American Bankers Association
                  1120 Connecticut Avenue, N.W.
                  Washington, D.C.  20036
                  Attention:  Joanne Wharton

Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 9.3.

9.4 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement shall inure solely to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

9.5 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without giving effect to the conflicts of law provisions thereof).

9.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute a single instrument.

9.7 ENTIRE AGREEMENT. This Agreement, and any documents delivered pursuant hereto, contain the entire understanding and agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior and contemporaneous agreements or understandings, express or implied, oral or written, between the parties with respect to the subject matter hereof.

9.8   AMENDMENTS AND WAIVERS.

      (a) Subject to the limitations of Section 251(d) of the Delaware General Corporation Law (as made applicable by Section 257(d) of the Delaware General Corporation Law), at any time prior to the Effective Time, and notwithstanding that the stockholders of Minbanc shall have adopted this Agreement, Minbanc and the Foundation, by mutual agreement, may amend, modify or supplement this Agreement in any respect permitted by law.

      (b) At any time prior to the Effective Time, the parties hereto may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the covenants or agreements contained herein or in any document delivered pursuant hereto and (iv) to the extent permitted by law, waive any conditions to the Merger set forth in Article VII.

      (c) Any instrument or agreement referred to in this Section 9.8 shall be valid only if signed on behalf of the Foundation or Minbanc, as applicable, by a person authorized to sign this Agreement.

9.9 SEVERABILITY. If any provisions of this Agreement, or the application thereof, shall for any reason or to any extent be held invalid or unenforceable as to any Person or under any circumstances, (i) the remainder of this Agreement, and application of such provision to other Persons and in other circumstances, shall continue in full force and effect and in no way be affected, impaired or invalidated to the fullest extent permitted by law and (ii) the parties shall negotiate in good faith to replace any provision so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

                 [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, Minbanc and the Foundation each have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    MINBANC CAPITAL CORP.

                                    By:
                                       ----------------------
                                       C. Kendrick Ferguson
                                       President

Attest:
       -------------------
        Mathew H. Street
        Secretary

                                    MINBANC FOUNDATION, INC.

                                    By:
                                       ----------------------
                                       Edward L. Yingling
                                       President

Attest:
       -------------------
       Joanne Wharton
       Assistant Secretary

                                                                        ANNEX II

                        DELAWARE GENERAL CORPORATION LAW

                        Chapter 1 General Corporation Law
                      Subchapter IX Merger or Consolidation

262  APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded 1 appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L.'98, eff. 7-1-98.)

                                                                       ANNEX III

           MINBANC CAPITAL CORP.

           Financial Statements and Report of
           Independent Certified Public Accountants

           March 31, 1998 and 1997
           ================================================

MINBANC CAPITAL CORP.

Contents

==============================================================================
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       3


FINANCIAL STATEMENTS

      Statements of Net Assets                                           4

      Statements of Income                                               5

      Statements of Changes in Net Assets                                6

      Statements of Cash Flows                                          7-8

      Notes to Financial Statements                                    9-16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Minbanc Capital Corp.

We have audited the accompanying statements of net assets of Minbanc Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in net assets and cash flows, and the selected per share data and statistical information for the years ended March 31, 1998, 1997 and 1996. These financial statements and per share data and statistical information are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and statistical information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements and per share data and statistical information are free of material misstatement. Our procedures included confirmation of investments, U.S. Treasury bills, and certificates of deposit owned as of March 31, 1998, 1997 and 1996, by correspondence with the custodian. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected per share data and statistical information referred to above present fairly, in all material respects, the financial position of Minbanc Capital Corp. as of March 31, 1998 and 1997, and the results of its operations, its cash flows, changes in net assets and the selected per share data and statistical information for the years ended March 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

Vienna, Virginia
April 29, 1998

MINBANC CAPITAL CORP.

Statements of Net Assets
========================================================================================================================

March 31,                                                                       1998                            1997
------------------------------------------------------------------------------------------------------------------------
ASSETS
     Investments                                                            $   432,306                      $  582,292
     Less allowance for possible investment loss                               (125,000)                       (150,000)
                                                                            --------------------------------------------
Net Investments                                                                 307,306                         432,292

     U.S. Treasury bills, at cost which approximates market,
         at rates ranging from 4.9% to 5.5% in 1998 and
         2.4% to 5.4% in 1997                                                 2,591,287                       2,061,468
     Certificates of deposit, at cost which approximates market, at rates ranging from 2.3% to 6.3% in 1998 and
         4.09% to 6.0% in 1997                                                2,300,000                       2,500,000
     Accrued interest receivable                                                 46,883                          71,471
     Current income tax refund receivable                                         7,465                              -
     Deferred tax asset, less valuation allowance of $-0-
         in 1998 and 1997                                                        37,500                          45,000
     Prepaid expenses                                                                -                            1,971

                                                                            --------------------------------------------
                                                                              5,290,441                       5,112,202

     Cash and cash equivalents
         Money market funds, at cost which approximates market                  152,531                         407,492
         Cash                                                                   108,321                           9,941
                                                                            --------------------------------------------
                                                                                260,852                         417,433
                                                                            --------------------------------------------

TOTAL ASSETS                                                                  5,551,293                       5,529,635



LIABILITIES
     Accounts payable and accrued liabilities                                     3,000                          10,826
     Accounts payable to American Bankers Association                            10,656                          38,359
     Current income taxes payable                                                    -                           57,054
                                                                            --------------------------------------------
TOTAL LIABILITIES                                                                13,656                         106,239
                                                                            --------------------------------------------
NET ASSETS                                                                  $ 5,537,637                   $   5,423,396
                                                                            --------------------------------------------
NET ASSETS PER SHARE (BASED ON 8,626 SHARES OF
     COMMON STOCK OUTSTANDING)                                              $    641.97                   $      628.73
                                                                            --------------------------------------------



              The accompanying notes are an integral part of these statements.

MINBANC CAPITAL CORP.

Statements of Income

===========================================================================================================================

Year ended March 31,                                            1998                   1997                       1996
---------------------------------------------------------------------------------------------------------------------------
INCOME
     Investment income                                      $   285,233            $  306,048                 $   279,466
     Miscellaneous income                                            -                  5,000                       5,000
     Reversal of allowance for possible
       investment loss                                           25,000               150,000                     200,000
                                                            ---------------------------------------------------------------

TOTAL INCOME                                                    310,233               461,048                     484,466

EXPENSES
     Professional fees                                           22,340                43,808                      89,142
     Administrative                                              48,809                42,619                      35,139
     Travel                                                         113                 5,233                      12,604
     Scholarships                                                16,314                    -                       26,904
     Consulting                                                   2,040                 4,140                      16,140
     Printing                                                     1,778                 2,775                       3,286
     Other                                                       16,960                21,149                      28,294
                                                            ---------------------------------------------------------------

TOTAL EXPENSES                                                  108,354               119,724                     211,509
                                                            ---------------------------------------------------------------

INCOME BEFORE PROVISION FOR TAXES                               201,879               341,324                     272,957

TAX PROVISION                                                    87,638                80,196                       2,607
                                                            ---------------------------------------------------------------

NET INCOME                                                  $   114,241            $  261,128                 $   270,350
                                                            ---------------------------------------------------------------

NET INCOME PER SHARE (BASED ON
     8,626 SHARES OF COMMON STOCK
     OUTSTANDING)                                           $     13.24            $    30.27                 $     31.34
                                                            ---------------------------------------------------------------


              The accompanying notes are an integral part of these statements.

MINBANC CAPITAL CORP.

Statements of Changes in Net Assets

=====================================================================================================================

Year ended March 31,                                              1998                 1997                 1996
---------------------------------------------------------------------------------------------------------------------
INCREASE IN NET ASSETS:
     Net income                                              $    114,241          $    261,128        $    270,350

NET ASSETS, BEGINNING OF YEAR                                   5,423,396             5,162,268           4,891,918
                                                             --------------------------------------------------------
NET ASSETS, END OF YEAR                                      $  5,537,637          $  5,423,396        $  5,162,268
                                                             --------------------------------------------------------

REPRESENTED BY:
     Common stock, par value $1.00;
         20,000 shares authorized; 8,729 shares
         issued, of which 103 shares
         were held as treasury stock                         $      8,729          $      8,729        $      8,729
     Capital surplus                                            4,294,316             4,294,316           4,294,316
     Retained earnings                                          1,244,742             1,130,501             869,373
     Less cost of treasury stock                                  (10,150)              (10,150)            (10,150)
                                                             --------------------------------------------------------
                                                             $  5,537,637          $  5,423,396        $  5,162,268
                                                             --------------------------------------------------------



              The accompanying notes are an integral part of these statements.

MINBANC CAPITAL CORP.

Statements of Cash Flows

====================================================================================================================================

Year ended March 31,                                                   1998                      1997                     1996
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES
     Interest received                                           $    309,821               $     291,388             $    291,611
     Bank transfer fees paid                                          (13,298)                    (19,942)                 (16,898)
     Legal fees paid                                                  (32,998)                    (34,248)                 (49,508)
     Accounting fees paid                                             (16,373)                     (9,997)                 (12,615)
     Printing costs                                                    (1,778)                     (2,883)                  (3,178)
     Directors' travel costs                                           (1,331)                     (5,497)                 (11,122)
     Administrative fees paid                                         (56,738)                    (42,211)                 (29,658)
     Scholarships paid                                                (16,314)                     (6,172)                 (20,732)
     Consulting fees paid                                              (2,040)                    (13,140)                  (7,140)
     Miscellaneous (payments) receipts                                 (5,226)                      2,152                   (3,210)
     Income taxes paid                                               (140,473)                    (14,047)                 (26,520)
                                                                 -------------------------------------------------------------------

NET CASH PROVIDED BY OPERATING
     ACTIVITIES                                                        23,252                     145,403                  111,030

                                                                 -------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Loans made as capital note investments                                -                           -                  (400,000)
     Principal reductions on capital note
         investments                                                  149,986                     348,653                  617,516
     Purchases of government securities                            (6,957,575)                 (4,884,954)              (2,047,234)
     Sales of government securities                                 6,427,756                   3,746,502                2,385,123
     Purchases of certificates of deposit                          (3,400,000)                 (3,500,000)              (1,600,000)
     Sales of certificate of deposit                                3,600,000                   3,500,000                1,600,000
                                                                 -------------------------------------------------------------------

NET CASH (USED IN) PROVIDED BY
     INVESTING ACTIVITIES                                            (179,833)                   (789,799)                 555,405

                                                                 -------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH
     AND CASH EQUIVALENTS                                            (156,581)                   (644,396)                 666,435

CASH AND CASH EQUIVALENTS AT BEGINNING
     OF YEAR                                                          417,433                   1,061,829                  395,394

                                                                 -------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END
     OF YEAR                                                     $    260,852               $     417,433             $  1,061,829
                                                                 -------------------------------------------------------------------

MINBANC CAPITAL CORP.

Statements of Cash Flows--Continued

=============================================================================================================================

Year ended March 31,                                            1998                       1997                     1996
-----------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET
     CASH PROVIDED BY OPERATING ACTIVITIES
     Net income                                             $  114,241                $    261,128              $   270,350
     Adjustments to reconcile net income
         to net cash provided by operating
         activities
             Reversal of possible investment loss              (25,000)                   (150,000)                (200,000)
             Decrease (increase) in accrued
                 interest receivable                            24,588                     (14,660)                  12,145
             Decrease (increase) in deferred
                 tax asset                                       7,500                       9,000                  (11,000)
             (Increase) decrease in current
                 income tax refund receivable                   (7,465)                        450                     (450)
             Decrease (increase) in prepaid
                 expenses                                        1,971                      (1,796)                   1,044
             (Decrease) increase in accounts
                 payable and accrued liabilities                (7,826)                    (16,048)                   7,004
             (Decrease) increase in accounts
                 payable to American Bankers
                 Association                                   (27,703)                        460                   31,752
             (Decrease) increase in current
                 income taxes payable                          (57,054)                     56,869                      185
                                                            -----------------------------------------------------------------

NET CASH PROVIDED BY OPERATING
     ACTIVITIES                                             $   23,252                $    145,403              $   111,030
                                                            -----------------------------------------------------------------



              The accompanying notes are an integral part of these statements.

MINBANC CAPITAL CORP.

Notes to Financial Statements

===============================================================================

March 31, 1998, 1997 and 1996

-------------------------------------------------------------------------------


NOTE A--SUMMARY OF ACCOUNTING POLICIES

     A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     ORGANIZATION

     Minbanc Capital Corp. (the Company) is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Company was incorporated on June 18, 1971, for the purpose of making capital funds available to qualifying minority-owned banks which have been in operation for a minimum of two years. Minority-owned banks are those banks managed by, or whose voting securities are owned by, members of minority groups in the United States.

     The Company's officers and directors serve without compensation, but are entitled to reimbursement for out-of-pocket travel expenses. Effective October 1, 1980, the Company agreed to reimburse the American Bankers Association (the Association) a maximum of $50,000 per year for use of the Association's facilities and administrative services. Administrative expenses paid to the Association were $48,809, $42,619 and $35,139 for the years ended March 31, 1998, 1997 and 1996, respectively. In addition, the Association pays on behalf of the Company certain other expenses, which are charged to the Company and recorded in its accounting records.

     INVESTMENT VALUATION

     Investments are valued at cost, less specific charge-offs and the allowance for possible investment loss (see Notes B and C). In the opinion of the Board of Directors, the allowance for possible investment loss is adequate to absorb losses which may be incurred in the collection of outstanding investments. These investments have not been discounted to reflect higher current market rates of interest, as it is the Company's intention to hold the investments to maturity. There is no public market for the Company's investments; therefore, the Directors, in their evaluation, have considered the cost of the investments and developments since acquisition, including reviews of the current financial statements of the investee banks and other factors pertinent to the valuation of the investments.

     INCOME TAXES

     Since March 31, 1982, the Company does not qualify as a regulated investment company under Internal Revenue Code Subchapter M and is instead a taxable corporation under Internal Revenue Code Subchapter C.

     CASH EQUIVALENTS

     For purposes of reporting cash flows, cash equivalents consist of money market funds and cash.

MINBANC CAPITAL CORP.

Notes to Financial Statements--Continued

==============================================================================

March 31, 1998, 1997 and 1996
------------------------------------------------------------------------------

NOTE A--SUMMARY OF ACCOUNTING POLICIES--CONTINUED

     USING ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     In preparing financial statements in conformity with generally accepted accounting principles, the Board of Directors and management are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.
================================================================================

NOTE B--INVESTMENTS

    A summary of investments as of March 31, 1998 and 1997, is as follows:

                                                                                                1998               1997
---------------------------------------------------------------------------------------------------------------------------
    6.00% subordinated note (variable rate with 6.00% floor) of Cherokee County
       Bancshares, Inc. (an Oklahoma bank holding corporation), Stilwell,
       Oklahoma, dated May 19, 1995, with interest payable quarterly through
       June 1995; thereafter, principal and interest payable quarterly from
       September 1995 through June 2004. Principal and interest payments were not current as of March 31, 1998; however, they became current as of
       April 1998                                                                           $ 288,889           $ 333,333

    4.00% subordinated capital note (fixed rate) of $431,000 of the Douglass
       Bank, Kansas City, Kansas, dated February 3, 1988, assumed by Douglass
       Bancorp, Inc., on December 5, 1991, with principal and accrued interest payable on December 4, 2006. The note balance is presented net of a
       $300,000 charge-off taken in 1991. As of September 30, 1994, this note was classified as nonaccrual. The amount of interest lost was $17,240
       for the year ended March 31, 1998, and $127,684 since charge-off in 1991               131,000             131,000

    6.00% subordinated capital note (variable rate with 6.00% floor) of United
       National Bank, Fayetteville, North Carolina, dated March 4, 1988, with interest payable quarterly through September 1990; thereafter, principal and interest payable quarterly from September 1990 through June 1998.
       Principal and interest payments were current as of March 31, 1998                       12,417              62,084

MINBANC CAPITAL CORP.

==============================================================================

March 31, 1998, 1997 and 1996

------------------------------------------------------------------------------

NOTE B--INVESTMENTS--CONTINUED

                                                                                               1998             1997
    -----------------------------------------------------------------------------------------------------------------------
    6.00% subordinated note (variable rate with 6.00% floor) of Far East
       National Bank, Los Angeles, California, dated July 15, 1987, with interest payable quarterly through December 1989; thereafter, principal and interest payable quarterly from December 1989 through September 1997.
       The Bank repaid the loan and accrued interest in full in September 1997                    -               55,875
                                                                                         ----------------------------------

                                                                                             432,306             582,292

       Less allowance for possible investment loss                                          (125,000)           (150,000)

                                                                                         ----------------------------------

                                                                                         $   307,306        $    432,292
                                                                                         ----------------------------------

==============================================================================
NOTE C--ALLOWANCE FOR POSSIBLE INVESTMENT LOSS

    The following is an analysis of the allowance for possible investment loss as of March 31:

                                                                1998                         1997                        1996
 ---------------------------------------------------------------------------------------------------------------------------------
    Balance, beginning of year                            $    150,000                 $     300,000                $   500,000
    Reversal of possible investment loss                       (25,000)                     (150,000)                  (200,000)

                                                          ------------------------------------------------------------------------

    Balance, end of year                                  $    125,000                 $     150,000                $   300,000
                                                          ------------------------------------------------------------------------


In 1998 and 1997, the Company reduced the reserve for possible investment loss by $25,000 and $150,000, respectively. The Board of Directors determined that, based upon (1) the repayment in full of the Far East National Bank loan in 1997, (2) the timely principal and interest payments by the banks and (3) the stronger financial condition of the portfolio, $125,000 and $150,000 are a more accurate reserve for possible investment loss as of March 31, 1998 and 1997, respectively.

Although the Board of Directors believes the allowance is sufficient, it is reasonably possible that in the near term, loan losses could be different than estimated as of March 31, 1998.

MINBANC CAPITAL CORP.

Notes to Financial Statements--Continued

==============================================================================

March 31, 1998, 1997 and 1996

------------------------------------------------------------------------------

NOTE D--FINANCIAL INSTRUMENTS

    It is not practicable to estimate the fair value of the Company's investments, as there is no public market for such investments (see Note A).

    The carrying amount of the U.S. Treasury bills, the certificates of deposit and the cash and cash equivalents approximate fair value because of the short-term nature of the instruments. At March 31, 1998, the estimated fair value of the U.S. Treasury bills, the certificates of deposit and cash and cash equivalents is approximately $2,591,287, $2,300,000 and $260,852, respectively.

================================================================================

NOTE E--COMMON STOCK

    Shares of the Company's common stock were offered only to banks which were members of the Association (or parent companies of such banks in states in which the Company's shares may not be purchased by banks) and are subject to restrictions on transfer. No bank may own more than 5% of the Company's outstanding shares. At March 31, 1998, certain banks own more than 5% of the Company's outstanding shares because of mergers and acquisitions.

================================================================================

NOTE F--RELATED PARTY TRANSACTIONS

    The Company incurred legal fees and out-of-pocket expenses of $16,558, $62,233 and $80,929 for the years ended March 31, 1998, 1997 and 1996, respectively, for services provided by a law firm in which a partner is an otherwise uncompensated director of the Company.

    The Company incurred consulting fees and out-of-pocket expenses of $2,040, $4,140 and $16,140 for the years ended March 31, 1998, 1997 and 1996, respectively, for consulting services provided by an individual who is also an otherwise uncompensated officer of the Company.

MINBANC CAPITAL CORP.

Notes to Financial Statements--Continued

==============================================================================

March 31, 1998, 1997 and 1996

------------------------------------------------------------------------------


NOTE G--INCOME TAXES

    The provision for taxes comprises the following at March 31:

                                                                       1998                    1997                  1996
--------------------------------------------------------------------------------------------------------------------------------
             Current tax expense                                  $     80,138           $      71,196          $      13,607
             Reduction of deferred tax asset                             7,500                   9,000                 21,000
             Decrease in valuation allowance                                -                       -                 (32,000)
                                                                  --------------------------------------------------------------
                                                                  $     87,638           $      80,196          $       2,607
                                                                  --------------------------------------------------------------

    Deferred tax asset consists of the following at March 31:

                                                                                               1998                  1997
--------------------------------------------------------------------------------------------------------------------------------
             Temporary difference
                  Allowance for possible investment loss                                  $     37,500          $      45,000
                  Valuation allowance                                                              -                      -
                                                                                          --------------------------------------
                                                                                          $     37,500          $      45,000
                                                                                          --------------------------------------

    In order to realize the deferred tax asset fully as of March 31, 1998, the Company will need to generate future taxable income in the periods in which the deductible temporary differences reverse.

    A reconciliation of the difference between income tax provision for the years ended March 31, 1998, 1997 and 1996, and the tax computed by applying the statutory federal income tax rate to income before taxes is as follows:

MINBANC CAPITAL CORP.

Notes to Financial Statements--Continued

==============================================================================

March 31, 1998, 1997 and 1996

------------------------------------------------------------------------------


NOTE G--INCOME TAXES--CONTINUED

                                           1998                                1997                              1996
------------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENTAGE                         PERCENTAGE                        PERCENTAGE
                                                      OF                                 OF                                OF
                                                    PRETAX                             PRETAX                            PRETAX
                                    AMOUNT          INCOME            AMOUNT           INCOME           AMOUNT           INCOME

                             -------------------------------------------------------------------------------------------------------
  Tax computed at
     federal statutory
     rate                    $       68,638          34.0%        $   116,050          34.0%        $    92,805          34.0%
  State income taxes                  7,769            3.8             10,251            3.0                490             .2
  Reduction of
     deferred tax asset               7,500            3.7              9,000            2.6             21,000            7.8
  Decrease in
     valuation
     allowance                          -              -                  -                -            (32,000)         (11.7)
  Settlement of prior
     years' federal and
     state taxes                     16,172            8.0                -                -                -                -
  Surtax exemption
     and other rate
     variances                      (12,441)          (6.1)           (55,105)         (16.0)           (79,688)         (29.3)

                             -------------------------------------------------------------------------------------------------------

                             $       87,638          43.4%        $    80,196          23.6%        $     2,607           1.0%
                             -------------------------------------------------------------------------------------------------------

Based on the amount of taxable income in 1997 and 1996, Minbanc's actual tax rate is lower than the statutory rate. Deferred tax adjustments and rate variances were caused by the reduction in the allowance for possible investment losses.

MINBANC CAPITAL CORP.

Notes to Financial Statements--Continued

==============================================================================

March 31, 1998, 1997 and 1996

------------------------------------------------------------------------------


NOTE H--PER SHARE AND STATISTICAL INFORMATION

    Selected data for each weighted-average share of common stock outstanding and other statistical data are as follows at March 31:

                                       1998                   1997                1996              1995             1994
----------------------------------------------------------------------------------------------------------------------------
   Per share data:
      Investment income              $     33.07          $     35.48       $     32.41         $    29.98       $    26.82
      Reversal of allowance
        for possible
        investment loss                     2.89                17.39             23.17               -               17.39

      Expenses, including
        (benefit) provision
        for taxes                         (22.72)              (23.18)           (24.82)            (23.20)          (30.23)
                                     ---------------------------------------------------------------------------------------

   Net investment income                   13.24                29.69             30.76               6.78            13.98

   Miscellaneous income                     -                     .58               .58               -                -
                                     ---------------------------------------------------------------------------------------

   Net increase in net asset
      value                                13.24                30.27            31.34                6.78            13.98

   Net assets, beginning of year          628.73               598.46           567.12              560.34           546.36
                                     ---------------------------------------------------------------------------------------

   Net assets, end of year           $    641.97          $    628.73       $   598.46         $    567.12      $    560.34
                                     ---------------------------------------------------------------------------------------

MINBANC CAPITAL CORP.

==============================================================================

March 31, 1998, 1997 and 1996
------------------------------------------------------------------------------


NOTE H--PER SHARE AND STATISTICAL INFORMATION--CONTINUED

                                         1998                 1997                1996              1995               1994
-------------------------------------------------------------------------------------------------------------------------------
        Ratio of expenses to
           average net assets            3.58%               3.78%                4.26%              4.12%                5.46%
                                    -------------------------------------------------------------------------------------------

        Ratio of net investment
           income to average
           net assets                    2.08%               4.84%                5.28%              1.20%                2.53%
                                    -------------------------------------------------------------------------------------------

        Weighted-average
           shares of common
           stock outstanding            8,626               8,626                8,626              8,626                8,626
                                    -------------------------------------------------------------------------------------------

        Number of shares
           of common stock
           outstanding at
           end of year                  8,626               8,626                8,626              8,626                8,626
                                    -------------------------------------------------------------------------------------------

        Dividends actually
           paid per share
           of outstanding
           common stock
           at end of year           $      -           $       -              $     -            $     -             $      -
                                    -------------------------------------------------------------------------------------------

        Portfolio turnover
           rate                         61.39%              67.12%               38.85%             23.31%               22.96%
                                    -------------------------------------------------------------------------------------------



                                                                        ANNEX IV

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MINBANC CAPITAL CORP.

                                    * * * * *

               1. The name of the corporation is MINBANC CAPITAL CORP.

               2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               3. The nature of the business or purposes to be conducted or promoted is:

               To engage in the business of a closed-end investment company within the meaning of and subject to the provisions of the Investment Company Act of 1940.

               To purchase or otherwise acquire, hold for investment or otherwise, sell, trade in, deal, assign, negotiate, transfer, exchange, and dispose of securities and investments of every type and description, including without limitation, stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants, or other instruments, representing rights to receive, purchase, or subscribe, for securities or other investments, created or issued by any person, firm, partnership, association, trust, investment company, corporation, syndicate, organization, government or political subdivision, agencies, or entities thereof; to exercise, as owner or holder of any such securities or investments, all acts and things necessary or desirable for the preservation, protection, improvement, and enhancement in value, of any and all such securities and investments.

               To conduct researches, investigations, and examinations of businesses and enterprises of every kind and description with the purpose of securing information and particulars for the investment and employment of capital, and to undertake and transact all kinds of business relating to the gathering and distribution of financial and investment information and statistics.

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

               To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

               To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporation, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

               To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

               To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

               In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

               The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

               4. The total number of shares of stock which the corporation shall have authority to issue is twenty thousand (20,000) and the par value of each share is One Dollar ($1.00) amounting in the aggregate to Twenty Thousand Dollars ($20,000).

               The corporation shall have the right to impose restrictions and/or rights of first refusal upon the transfer, pledge, sale, assignment or other disposition of any share or shares of this corporation. The corporation's rights, if any, under such restrictions shall be assignable by the corporation and shall be binding upon all shareholders, their heirs, assignees and grantees.

               No stockholder of this corporation shall by reason of his holding shares in this corporation of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix, and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

               5. The name and mailing address of each incorporator is as follows:

               NAME                         MAILING ADDRESS
               ----                         ---------------
               JUSTIN N. FELDMAN            777 Third Avenue
                                            New York, Now York 10017

               ROBERT L. CARTER             777 Third Avenue
                                            New York, New York 10017

               PEGGY C. DAVIS               777 Third Avenue
                                            New York, New York 10017

               6. The corporation is to have perpetual existence.

               7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               To make, alter or repeal the by-laws of the corporation.

               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

               When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

               8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

               10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are truer accordingly have hereunto set our hands this 17th day of June, 1971.

                                            s/ Justin N. Feldman
                                            --------------------

                                            s/ Robert L. Carter
                                            -------------------

                                            s/ Peggy C. Davis
                                            -----------------

                                   BY-LAWS

                                     of

                            MINBANC CAPITAL CORP.

                      ARTICLE I. STOCKHOLDERS' MEETINGS

               Section 1. Annual Meeting. (a) The annual meeting of the stockholders, commencing in 1972, shall be held in the month of October in each year, during the same week as the annual meeting of the American Bankers Association, the date to be selected by the Board of Directors, or at such other place as may be designated in the notice of such meeting, whether within or without the State of Delaware. If such date should be a legal holiday, the meeting shall be held at the same hour on the next succeeding day which is not a legal holiday. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

               (b) If the election of directors shall not be held on the day here designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall call a special meeting of the stockholders as soon as conveniently possible thereafter. At such meeting, the election of directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

               Section 2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors for any lawful purpose upon a resolution of the majority of the Board and shall be called upon a request by the holders of at least fifty percent (50%) of the stock entitled to vote at such meeting or upon a request by the President, acting in his sole discretion. At any time, upon the written request of any person, or persons, entitled to request a special meeting, it shall be the duty of the Secretary to send out notices of such meeting. They shall be served personally or sent by mail addressed to each stockholder of record at his last known Post Office address and shall contain a statement of the business to be transacted at such meeting.

               No business other than that specified in the call for the meetings shall be transacted at any special meeting of the stockholders.

               Section 3. Notice Requirements; Waiver. Each stockholder of record entitled to vote at any meeting shall be given written notice in person or by mail of the purpose or purposes and the time and place of every meeting of stockholders. Such notice shall be given not less than ten (10) nor more than fifty (50) days before the meeting. If mailed, the notice should be directed to the stockholder's address as it appears on the stock book, unless the stockholder shall have requested in writing that the Secretary mail such notices to some other address, in which case the notice shall be transmitted to the address so designated. A stockholder may waive the notice of meeting by so stating in writing, either before or after such meeting, and shall be deemed to have waived such notice by attendance at the meeting, either in person or by proxy. Except where otherwise required by law, notice need not be given of any adjourned meeting of the stockholders.

               Section 4. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a quorum at all meetings of the stockholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or represented by proxy.

               If, however, a quorum shall not be present either in person or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that if the adjournment is for more than thirty (30) days, notice of such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 5. Manner of Voting at Stockholders' Meetings. Except as otherwise expressly provided by law, the Certificate of Incorporation or these By-laws, voting at all meetings of stockholders shall be determined by a majority vote of the stockholders present in person or represented by proxy. Stockholders entitled to vote at meetings may do so in person or by written proxy subscribed by the stockholder or by his duly authorized attorney. Each stockholder shall be entitled to one vote for each share of voting stock registered in his name on the books of the corporation. Except as otherwise expressly provided by law, the Certificate of Incorporation or these By-laws, all voting shall be by voice vote, except that any qualified voter may demand a vote by written ballot.

               Section 6. Corporate Action Without A Meeting. Except as otherwise expressly provided by law, the Certificate of Incorporation or these By-laws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE II. DIRECTORS

               Section 1. Number, Qualification, Term, Quorum and Vacancies. (a) The property, affairs and business of the corporation shall be managed by a Board of Directors which shall number not less than three (3) nor more than twenty-one (21). The initial Board shall consist of five (5) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board or by a vote of the stockholders at a meeting called for such purpose; provided, however, that the Board of Directors shall not have the power to reduce the number of directors constituting the whole Board during the term of any director so as to cause his removal from the Board without shareholder approval. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

               (b) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, one-third (1/3) of the directors in office shall constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

               (c) Except as otherwise provided in the Investment Company Act of 1940, as amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

               Section 2. Meetings. (a) Regular meetings of the Board of Directors shall be held at such times and in such places within or without the State of Delaware as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the President or any two
(2) directors, upon ten (10) days written or personal notice. A meeting of the Board of Directors may be held without notice immediately prior to or following the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board of Directors, nor need notice be given of any adjourned meetings. Meetings may be held at any time without notice if all the directors are present or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purposes of, nor the business to be transacted at, such meeting.

               (b) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 3. Committees. (a) In addition to any other powers granted under the Certificate of Incorporation, these By-laws or any corporation law of the State of Delaware, the Board of Directors may, by resolution passed by a majority of the whole Board, authorize the creation of an Advisory Board and designate the size and qualifications for membership thereon. Thereafter, members of the Advisory Board shall be elected by a majority vote of the Board of Directors at any regular or special meeting.

               Section 4. Compensation. No director shall be compensated for his services as such, except that the directors may be paid their expenses, if any, incurred in the furtherance of the investment goals of the corporation or in attendance at any meeting of the Board of Directors.

                             ARTICLE III. OFFICERS

               Section 1. Number. The officers of the corporation shall be a Chairman of the Board, a President, an Executive Vice-President, a Secretary and a Treasurer. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. Any officer may hold more than one office.

               Section 2. Qualification and Term of Office. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the annual meeting of the stockholders, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall be chosen and qualified, or until his death, resignation or removal.

               Section 3. Removal and Vacancies. (a) Any officer may be removed from office, with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors then in office.

               Section 4. Compensation. The salaries of all officers shall be fixed by the Board of Directors; provided, however, that no compensation shall be paid any officer other than expenses actually incurred, if any, during the corporation's first year of operation.

               Section 5. Duties. (a) The Chairman of the Board shall be the chief executive officer of the corporation. When present, he shall preside at all meetings of the stockholders and the Board of Directors. He shall perform such other duties as are incident to his office or which are authorized or required by law.

               (b) The President shall have general and active management of the corporation, shall sign or counter-sign all certificates, contracts, or other instruments of the corporation except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the corporation, shall make reports to the Board of Directors and stockholders and shall perform such other duties as are incident to his office or which are authorized or required by law.

               (c) The Executive Vice-President shall perform the duties of the President in the absence of the President or his inability or refusal to act, and shall perform such other functions as the Board of Directors may from time to time designate.

               (d) Where possible, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose. If the Secretary shall be unable to attend any meeting of the stockholders or Board of Directors, he shall designate another officer of the corporation to perform his duties at such meeting. If requested, he shall perform like duties for the Advisory Board. He shall give, or cause to be given, required notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument requiring it; when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

               (e) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President or the Board of Directors at regular meetings of the Board of Directors and at such other times as requested, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the corporation.

                       ARTICLE IV. CERTIFICATES OF STOCK

               Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or Executive Vice-President and the Treasurer or Secretary of the corporation, certifying the number of shares owned by him. Where the certificate is counter-signed by a transfer agent, or a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile.

               Section 2. Transfers of Stock. (a) The person or corporation whose name appears on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. Transfers of the capital stock of the corporation shall be made only upon the books of the corporation by the registered owner thereof or by his duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

               (b) Any shareholder who desires to transfer, sell, assign or otherwise dispose of all or any part of his stock for value shall first offer such stock for sale to the corporation at the price offered by a bona fide prospective transferee of such shares. The offer to the corporation shall be in writing and shall set forth the name and address of the prospective transferee, the number of shares of stock involved in the proposed transfer, sale, assignment or other disposition and the terms, conditions and price thereof and shall be sent or delivered to the corporation at its principal offices. In the event the consideration offered by such other person shall be property other than cash, the selling stockholder and the corporation shall attempt to agree upon the cash value of the consideration so offered. If the selling stockholder and the corporation shall be unable to agree as to such value within thirty (30) days, each shall appoint one appraiser. The two appraisers so appointed shall appoint a third appraiser and together they, by majority vote, shall determine the cash value of the consideration so offered by the prospective transferee, and the cash value as so determined shall be the price at which such shares shall be offered to the corporation.

               Within thirty (30) days after the receipt of such offer, or, in the event appraisers shall be appointed to determine value as hereinbefore provided, within thirty (30) days of the determination of value by such appraisers, the corporation or its assignee or assignees may, by written notice to the selling stockholder, elect to purchase all or part of the stock so offered. For the purposes of this subsection, the purchase by an assignee or assignees of the corporation shall be deemed to be a purchase by the corporation. If the offer to the corporation has not been accepted as hereinbefore provided, the selling stockholder may make a bona fide transfer, sale, assignment or other disposition for value to the prospective transferee named in the offer to the corporation on the terms therein stated.

               (c) No transfer, sale, assignment or other disposition for value shall be effected upon the books of the corporation in the absence of compliance with the foregoing requirements. The existence of this restriction shall be noted conspicuously upon the certificates of stock of the corporation and shall bind all successor and transferee stockholders, whether or not they acquired their shares for value.

               (d) Before accepting any offer hereinabove described, the corporation shall notify any stockholder who would become the record owner of five (5%) percent or more of the total number of outstanding shares of the corporation immediately after and as a result of such acceptance. For the purposes of the preceding sentence, an acceptance by an assignee or assignees of the corporation shall not be deemed to be an acceptance by the corporation.

               Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation which are alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it shall require as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

               Section 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                       ARTICLE V. NEGOTIABLE INSTRUMENTS

               All checks, notes or other negotiable instruments shall be signed on behalf of the corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate.

                              ARTICLE VI. SEAL

               The seal of the corporation shall be as follows:

                           ARTICLE VII. AMENDMENTS

               These By-laws may be amended, altered or added to by vote of the Board of Directors of the corporation at any duly called regular meeting of the said Board, or at a special meeting of directors called for that purpose. These By-laws, and any amendments thereto and new by-laws added by the directors, may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders. Whenever any provision of these By-laws or any amendment thereto shall conflict with a provision in the Certificate of Incorporation or any amendment thereto, the applicable provisions in such Certificate, as amended, shall prevail and control.

         ARTICLE VIII. FUNDAMENTAL INVESTMENT POLICIES AND RESTRICTIONS

               Section 1. Fundamental Policies. The principal objective of the corporation shall be to make capital funds available, both directly and indirectly, to qualifying minority-owned banks so as to assist them in contributing to the economic development of, and in rendering more effective service to, the communities in which they are located. For the purposes of the corporation's investment program, a qualifying minority-owned bank is one at least fifty (50%) percent of whose voting securities are owned, or which is managed by, individuals from minority groups in the United States which are underrepresented in its free enterprise system, and which has an operating history of three years or more. In implementation of this objective, the Board of Directors shall make a Declaration of corporate investment policy which shall be appended to these By-laws and shall have the force and effect of a By-law. Thereafter, the provisions expressly contained in such Declaration shall not be modified, changed or amended without stockholder approval, although the Board of Directors shall have the power to supplement them with additional provisions not inconsistent with those contained in the original Declaration.


               Section 2. Investment Restrictions. Notwithstanding the general provisions contained in the Certificate of Incorporation, the Declaration of corporate investment policy or elsewhere in these By-laws, the authority of the Board of Directors to invest the funds of the corporation shall be subject to the following restrictions and limitations:

               (a) The corporation shall not purchase securities on margin, or write, purchase or sell puts, calls or any combination thereof.

               (b) The corporation shall not effect any short sales of securities.

               (c) The corporation shall not engage in the purchase or sale of commodities or commodity contracts.

               (d) The corporation shall not participate on a joint or a joint and several basis in any trading account in securities.

               (e) The Corporation shall not purchase or otherwise acquire the securities of another investment company if, immediately after and as a result of such purchase or acquisition, the total value of all securities issued by investment companies and owned by the corporation would exceed ten (10%) percent of the total value of the corporation's assets. In no event shall the corporation's holdings of securities in any single investment company exceed three (3%) percent of the outstanding voting stock of such other company or five (5%) percent of the total value of the corporation's assets.

        ARTICLE IX. INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

               Section 1. Rights to Indemnification. The corporation shall indemnify any director, officer, employee, agent or former director, officer, employee or agent of the corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation in which it owns or owned shares of stock or of which it is or was a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by him in connection with any action, suit, or proceeding, whether civil or criminal in nature, in which he is made a party by reason of his being or having been such director, officer, employee or agent (whether or not a director, officer, employee or agent at the time such costs or expenses are incurred by or imposed upon him), if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, except that in any threatened, pending or completed action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty unless and only to the extent permitted by the Court in which such action was brought, or by the Court of Chancery of Delaware. Any indemnification pursuant to these By-laws shall be made only upon a determination that the person to be indemnified has met the applicable standard of conduct as set forth herein, which determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or, if such quorum is not obtainable, by independent legal counsel in a written opinion. Such rights to indemnification and reimbursement shall not be deemed to be exclusive of any other rights to which such director, officer, employee or agent may be entitled under any law, By-law, agreement, vote of stockholders or otherwise.


               Section 2. Advance Payment. The corporation shall pay all expenses incurred in defending a civil or criminal action in which the defendant or defendants are or may be entitled to indemnification or reimbursement under
Article IX, Section 1 of these By-laws in advance of the final disposition of such action, suit or proceeding; provided, however, that the Board of Directors may require an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it ultimately shall be determined that he is entitled to be indemnified or reimbursed by the corporation as provided by any law, By-law, agreement, vote of stockholders or otherwise.


               Section 3. Insurance. In the discretion of the Board of Directors, the corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to reimbursement or indemnification under any law, the Certificate of Incorporation or these By-laws.

                                                                         ANNEX V

                        CERTIFICATE OF INCORPORATION

                                     OF

                           MINBANC FOUNDATION INC.

                Under Section 102 of the General Corporation
                        Law of the State of Delaware

                                   -------


               SECTION 1. NAME. The name of the Corporation is MINBANC FOUNDATION, INC. (the "Corporation").

               SECTION 2. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

               SECTION 3. PURPOSES. The Corporation is organized and shall be operated exclusively as a charitable organization within the meaning of Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, or corresponding provision of any subsequent United States internal revenue laws (the "Code"). The purposes for which this Corporation is formed are:

               (a) to grant scholarships designed to promote the economic success of minority-owned banks by assisting in the professional education and training of their management and employees;

               (b) to make contributions to educational institutions and providers of bank employee educational programs for the development of programs, courses and materials to be used in the professional education and training of management and employees of minority-owned banks;

               (c) to promote, sponsor and support other charitable organizations having purposes similar to those of the Corporation;

               (d) to carry on any business in connection with the foregoing purposes or to do any other thing that is necessary or appropriate to further or facilitate the foregoing purposes; and

               (e) to engage in any lawful act or activity for which a non-stock corporation may be organized under the General Corporation Law of the State of Delaware.

               SECTION 4. POWERS. (a) In order to facilitate the fulfillment of its purposes, the Corporation shall have, without limitation, the following powers:

                      (i) to solicit, collect, accept, hold, invest and administer contributions, gifts, bequests, devises, benefits of trusts (but not to act within the State of Delaware as trustee of any trust) and property of any and every kind whatsoever without limitation as to amount or value, and to use, disperse or donate the income or principal thereof in furtherance of the purposes of the Corporation;

                      (ii) to give, convey, assign or otherwise transfer any of its property outright, or upon lawful terms regarding the use thereof, to other persons; and

                      (iii) alone or in cooperation with or through other organizations or persons, to do any and all lawful acts and things that may be necessary, useful, suitable or proper for the furtherance, accomplishment or fulfillment of the purposes of the Corporation.

                      (b) Notwithstanding any other provision of this Certificate of Incorporation:

                      (i) the Corporation shall exercise only such powers and shall conduct or carry on only such activities as are consistent with the exempt status of organizations described in Section 501(c)(3) of the Code;

                      (ii) the Corporation shall not be organized for profit or organized to engage primarily in any activity ordinarily carried on for profit, and no part of the net earnings of the Corporation shall inure to the benefit of, or be distributed to, its directors, officers or any other private person, except that the Corporation shall be authorized and empowered to pay reasonable compensation for services rendered to the Corporation and to make payments and distributions in furtherance of the purposes set forth herein as are consistent with the purposes allowed under Section 501(c) (3) of the Code;

                      (iii) no substantial part of the activities of the Corporation shall be the carrying on of propaganda, or otherwise attempting to influence legislation, and the Corporation shall not participate in or intervene in (including the publishing or distribution of statements) any political campaign on behalf of, or in opposition to, any candidate for public office; and

                      (iv) in the event that in any year the Corporation shall be a "private foundation," as that term is defined in Section 509(a) of the Code, the Corporation shall distribute its income for each such year at such time and in such manner as not to subject it to tax under
        Section 4942 of the Code, and the Corporation shall not (A) engage in any act of self-dealing as defined in Section 4941(d) of the Code; (B) retain any excess business holdings as defined in Section 4943(c) of the Code; (C) make any investments in such manner as to subject the Corporation to tax under Section 4944 of the Code; or (D) make any taxable expenditures as defined in Section 4945(d) of the Code.


                                   -- 2 --

               SECTION 5. STOCK AND MEMBERSHIP. (a) The Corporation shall have no capital stock and shall not have authority to issue any capital stock.

               (b) The Corporation may, but is not required to, have members. The conditions of membership in the Corporation, the rights, obligations and role in the affairs of the Corporation of its members and the classification of members, if any, shall be as provided in the Bylaws.

               SECTION 6. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be conducted under the direction of the Board of Directors. The number of directors and the manner of their election shall be as provided in the Bylaws and, unless otherwise provided therein, the election of directors need not be by ballot.

               SECTION 7. INCORPORATOR. The name and mailing address of the incorporator are as follows:

               Name                                Address
               ----                                -------
        Mathew H. Street                      c/o American Bankers Association
                                              1120 Connecticut Ave., N.W.
                                              Washington, DC  20036


               SECTION 8. BYLAWS. (a) The Corporation in its Bylaws may make any provisions or requirements for the conduct of the business and affairs of the Corporation, provided that such Bylaws are not inconsistent with this Certificate of Incorporation, nor contrary to the laws of the State of Delaware or the laws of the United States.

               (b) The Board of Directors of the Corporation shall have the sole and exclusive power to adopt, amend and repeal the Bylaws of the Corporation, which action shall require the affirmative vote of at least a majority of the directors then in office.

               SECTION 9. LIMITATION OF LIABILITY OF DIRECTORS. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation for monetary damages for breach of fiduciary duty as a director.

               SECTION 10. AMENDMENTS. The Board of Directors, by a vote of a majority of the directors then in office, has the sole and exclusive right to amend, alter, change or repeal any provision of this Certificate of Incorporation in the manner now or hereafter permitted by law.

               SECTION 11. LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary, involuntary or by operation of law, the property or other net assets of the Corporation, or any net proceeds thereof, shall be distributed for one or more exempt purposes within the meaning of, or to one or more organizations described in, Section 501(c)(3) of the Code, as the Board of Directors shall determine; and none of such property, assets or proceeds shall be distributed to, or divided among, any of the directors or officers of the Corporation or any other private individual. Any such assets not so disposed of shall be disposed of by the Court of



                                     -- 3 --

Common Pleas of the State of Delaware for the county in which the principal office of the Corporation is then located, exclusively for the purposes set forth in Section 3 hereof, or to such organization or organizations, as such Court shall determine, which are organized and operated exclusively for such purposes.

               The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Certificate of Incorporation are true on this 22nd day of December, 1998.




                                            -----------------------------
                                            Mathew H. Street
                                            Sole Incorporator


                                   -- 4 --

                                     BYLAWS

                                       OF

                            MINBANC FOUNDATION, INC.
                             A DELAWARE CORPORATION






                          As effective January 15, 1999

                                     BYLAWS

                                       OF

                            MINBANC FOUNDATION, INC.
                             a Delaware corporation

                                    ARTICLE I

                                     OFFICES

               SECTION 1.1 REGISTERED OFFICE. Except as may otherwise be specified in the Certificate of Incorporation, the registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, and the registered agent of the Corporation at such address shall be The Corporation Trust Company.

               SECTION 1.2 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or shall be required for the conduct of the business of the Corporation.

                                 ARTICLE II

                                 MEMBERSHIP

               SECTION 2.1 ESTABLISHMENT OF MEMBERSHIP CLASSES. There is hereby established the following membership classes.

                    (a) Class A memberships. Class A members shall be referred to as "Founding Members." Founding Members shall consist solely of former holders of stock of Minbanc Capital Corp. whose shares are converted into Class A memberships under the terms of the Agreement of Merger, dated January 15, 1999, between the Corporation and Minbanc Capital Corp. Founding Members shall have no voting rights, except as may be specifically authorized by the Board of Directors as to a particular matter.

                    (b) Class B memberships. Class B members shall be referred to as "Associate Members." Associate Members shall consist of the former holders of stock of Minbanc Capital Corp. whose stock is converted into Class B memberships under the terms of the Agreement of Merger, dated January 15, 1999, between the Corporation and Minbanc

Capital Corp. Associate Members shall have no voting rights, except as may be specifically authorized by the Board of Directors as to a particular matter.

               SECTION 2.2 OTHER MEMBERSHIP CLASSES. The Board of Directors may from time to time establish one or more other classes of members as it shall deem advisable or desirable. Each such class of members shall have such composition, role in the affairs of the Corporation and eligibility requirements as the Board of Directors shall determine.

                                 ARTICLE III

                                  DIRECTORS

               SECTION 3.1 GENERAL AUTHORITY. Subject to such limitations as may be contained in the Certificate of Incorporation and these Bylaws, all powers, rights and privileges of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

               SECTION 3.2 NUMBER AND QUALIFICATION. The number of directors which shall constitute the entire Board of Directors shall be six (6), subject to the right of the Board of Directors at any time to increase or decrease the number of directors, provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Directors need not be residents of the State of Delaware.

               SECTION 3.3 ELECTION AND TERM. Directors shall be elected annually for one-year terms by the affirmative vote of a majority of the directors then in office. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death. To the extent practicable, (i) two directors will be individuals who are past or present employees of financial institutions that are members of the American Bankers Association ("ABA") and who are knowledgeable in matters related to minority-owned banks, (ii) two directors will be ABA employees, and (iii) two directors will be individuals proposed jointly by the ABA and the National Bankers Association.

               SECTION 3.4 RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors. The resignation of a director shall take effect upon the receipt of notice thereof or at such later time as shall be specified in the notice of resignation. Unless otherwise specified in the notice of resignation, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

               SECTION 3.5 REMOVAL. Any director may be removed, with or without cause, by the affirmative vote of at least two-thirds of the directors then in office.

               SECTION 3.6 VACANCIES. Any vacancy on the Board of Directors caused by reason of an increase in the number of authorized directors or by the resignation, removal or death of a director may be filled by the affirmative vote of a majority of the directors then in office. Any director so elected shall hold office until the expiration of the term for which the vacancy existed, subject to his earlier resignation, removal or death.

               SECTION 3.7 COMMITTEES. The Board of Directors, by a resolution adopted by a majority of the directors then in office, may establish one or more committees, comprised of members of the Board of Directors, which shall have and may exercise such powers as the Board of Directors, consistent with applicable law, may confer upon such committee by such resolution or any other resolution adopted by a majority of the directors then in office. Any such committee shall keep regular minutes of its proceedings and shall report to the Board of Directors from time to time, upon the request of the Board of Directors, with regard to its activities.

                                 ARTICLE IV

              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

               SECTION 4.1 REGULAR MEETINGS. Regular meetings of the Board of Directors, or of any committee thereof, may be held, without notice, at such time and at such place as shall from time to time be determined by the Board or committee, as the case may be, provided that any director or committee member who is absent when such a determination is made shall be given notice of the determination.

               SECTION 4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by the President and shall be called upon the written request of directors sufficient in number to constitute a quorum. A special meeting of a committee may be called by the chairman of the committee and shall be called upon the written request of members of the committee sufficient in number to constitute a quorum. Notice of the time, place and purpose or purposes of a special meeting of the Board of Directors, or of any committee thereof, shall be given not less than forty-eight
(48) hours prior to the date of the special meeting, whether the meeting is to be attended in person or is to be conducted by telephone conference.

               SECTION 4.3 MEETING BY TELEPHONE CONFERENCE. Directors may participate in a meeting of the Board of Directors, or any committee thereof, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

               SECTION 4.4 WAIVER OF NOTICE. A written waiver of notice signed by a director entitled to notice of any meeting of the Board of Directors, or a committee thereof, whether executed and delivered before or after the time of the meeting, shall be deemed the equivalent of notice thereof. Attendance of the director at the meeting shall constitute a waiver of notice.

               SECTION 4.5 QUORUM; REQUIRED VOTE; ADJOURNED MEETINGS. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which there is a


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quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. Unless otherwise specified in the resolution establishing a committee or in any resolution thereafter adopted by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of the business of the committee and the action of a majority of the committee members present at a meeting at which a quorum is present shall constitute action taken by the committee. If a quorum shall not be present at any meeting of the Board of Directors, or of any committee thereof, the directors or committee members present may adjourn the meeting from time to time, without notice other than announcement of the new time and place at the meeting at which the adjournment is taken, until a quorum shall be present. In the event that such Board or committee is composed of an even number of persons, a majority means one-half (1/2) of the number of such persons plus one (1).

               SECTION 4.6 ORGANIZATION. The Chairman of the Board shall preside over all meetings of the Board of Directors. If the Chairman of the Board is not present or there is none, the President of the Corporation or, if the President is not present or the President is not a director, a person chosen at the meeting, shall preside.

               SECTION 4.7 ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if each member of the Board or committee, as the case may be, before or after the action is taken, consents thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE V

                                  OFFICERS

               SECTION 5.1 DESIGNATION. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer and one or more such Vice Presidents and other officers as the Board of Directors may designate from time to time. Any number of offices may be held simultaneously by the same person, except that neither the Chairman of the Board nor the President may also serve as the Secretary. All officers of the Corporation, in addition to any powers or duties set forth in this Article V, shall exercise the powers and perform the duties that shall be determined by the Board of Directors from time to time.

               SECTION 5.2 ELECTION; TERM OF OFFICE. Officers shall be elected annually by the Board of Directors. Each officer so elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death.

               SECTION 5.3 RESIGNATION. Any officer may resign at any time by written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect


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upon the delivery thereof to the Board of Directors or the designated officer, and the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 5.4 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by action of the Board of Directors.

               SECTION 5.5 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall be chosen from among the directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all powers and discharge all duties of the President. The Chairman also shall perform such other duties and have such other powers as may from time to time be determined by the Board of Directors.

               SECTION 5.6 PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall be responsible for the supervision, direction and management of the business and affairs of the Corporation.

               SECTION 5.7 SECRETARY. The Secretary shall (i) attend all meetings of the Board of Directors and record all the proceedings of the meetings of the Board of Directors in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required, (ii) give, or cause to be given, notice of all special meetings of the Board of Directors or committees thereof, (iii) authenticate records of the Corporation when such authentication is required, (iv) have custody of all deeds, leases, contracts and other important corporate documents, (v) have charge of the books, records and papers of the Corporation, (vi) see that all reports, statements and other documents required by law (except tax returns) are properly filed and (vii) perform such other duties as may from time to time be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Board of Directors also may elect one or more Assistant Secretaries who, in the absence of the Secretary for any reason, may perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

               SECTION 5.8 TREASURER. The Treasurer shall have custody of all funds and securities of the Corporation and shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and shall deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by action of the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and expenditures and make disbursements in accordance with the budget approved by the Board of Directors and shall report on such activities to the Board of Directors at such time and in such form as the Board of Directors shall determine. The Treasurer's accounts shall be examined at such times as the Board of Directors may specify by an auditor selected by the Board of Directors or by an audit committee established by the Board of Directors. The Board of Directors also may elect one or more Assistant Treasurers who, in the absence of the Treasurer for any reason,


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
may perform such duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

               SECTION 5.9 VICE PRESIDENTS. The Corporation may have such number of Vice Presidents, including any number of Senior Vice Presidents or Executive Vice Presidents, having such powers and responsible for performing such duties as is determined from time to time by the Board of Directors.

               SECTION 5.10 EXECUTION OF DOCUMENTS. All deeds, mortgages, bonds, contracts, checks, notes and other instruments made by the Corporation may be executed on behalf of the Corporation by any officer of the Corporation (unless such power is restricted by Board resolution or by law) or by any other person or persons designated from time to time by resolution of the Board of Directors. The Secretary, when necessary, shall attest the execution thereof.

               SECTION 5.11 BONDS. Any or all officers and agents of the Corporation shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                 ARTICLE VI

                             GENERAL PROVISIONS

               SECTION 6.1 VOTING SECURITIES OF OTHER CORPORATIONS. Any officer of the Corporation shall have the authority to vote on behalf of the Corporation the securities of any other corporation which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or written consents for such purpose.

               SECTION 6.2 LOANS. Except for loans which are incurred in the ordinary course of business, no loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

               SECTION 6.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or the Treasurer shall direct. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

               SECTION 6.4 FISCAL YEAR. The fiscal year of the Corporation shall begin on April 1 of each year.



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
               SECTION 6.5 SEAL. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, Delaware" and such other words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

               SECTION 6.6 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

               SECTION 6.7 NOTICES. All notices required or permitted to be given under these Bylaws shall be effective if delivered in person, by telephone or facsimile transmission, or if received by registered mail.

               SECTION 6.8 RULES FOR PROCEEDINGS. In all proceedings of the Board of Directors, or any committee thereof, any procedural controversy shall be finally determined by a majority vote of the directors who are present or, upon the failure to obtain such a vote, by the chairman of the meeting as he shall deem, in his sole discretion, to be fair and equitable.

               SECTION 6.9 COMPENSATION. Directors of the Corporation who are not employees of the Corporation shall serve without compensation, except that they may receive reimbursement of reasonable expenses incurred by them in attending any regular or special meetings of the Board of Directors, or any committee thereof, and for undertaking any other authorized activities on behalf of the Corporation. The salary or other compensation, if any, paid to officers, employees and agents of the Corporation shall be fixed by resolutions adopted by the Board of Directors. In no event shall the Corporation be permitted to pay any compensation or reimburse any expenses if doing so would adversely affect the Corporation's qualification under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future United States internal revenue laws (the "Code").

               SECTION 6.10 PROHIBITED INUREMENT. No part of the net earnings of the Corporation shall inure to the benefit of, or be distributable to, its incorporators, directors, officers or any other private person, except that the Corporation shall be authorized and empowered to pay reasonable compensation for services rendered and to make payments and distributions in furtherance of the purposes set forth in the Certificate of Incorporation. All directors and officers of the Corporation shall be deemed to have expressly consented and agreed that, upon dissolution or winding up of the affairs of the Corporation, the Board of Directors shall, after paying or making provision for the payment of all liabilities of the Corporation, dispose of the remaining assets of the Corporation exclusively for the purposes set out in the Certificate of Incorporation.

               SECTION 6.11 EXEMPT ACTIVITIES. In all events and under all circumstances, and notwithstanding merger, consolidation, reorganization, termination, dissolution or winding up of the Corporation, whether voluntary, involuntary or by operation of law:



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
                      (a) The Corporation shall not have or exercise any power or authority either expressly or by interpretation or operation of law, nor shall it directly or indirectly engage in any activity, that would prevent it from qualifying (and continuing to qualify) as a corporation described in Section 501(c)(3) of the Code.

                      (b) No substantial part of the activities of the Corporation shall consist of carrying on propaganda or otherwise attempting to influence legislation; nor shall it in any manner or to any extent participate in or intervene in (including the publishing or distributing of statements) any political campaign on behalf of, or in opposition to, any candidate for public office.

                      (c) Neither the whole, nor any part or portion, of the assets or net earnings of the Corporation shall be used, nor shall the Corporation ever be organized or operated, for objects or purposes other than those set out in the Certificate of Incorporation.

                                 ARTICLE VII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               SECTION 7.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the person's heirs, executors and administrators. For purposes of this Section 7.1, persons serving as directors, officers, employees or agents of any directly or indirectly wholly-owned subsidiary of the Corporation shall be deemed to be serving at the Corporation's request.

               SECTION 7.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 7.1 hereof shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified.

               SECTION 7.3 NONEXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses contained in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Corporation's


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
Certificate of Incorporation, bylaw, agreement, vote of disinterested directors or otherwise, including rights under any insurance policy that may be purchased by the Corporation.

               SECTION 7.4 EMPLOYEE BENEFIT PLANS. For purposes of the provisions of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

               SECTION 7.5 DETERMINATIONS. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended, such determination shall be made expeditiously at the cost of the Corporation after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Corporation. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon.

               SECTION 7.6 INSURANCE. The Corporation may purchase and maintain, to the fullest extent permitted by the laws of the State of Delaware, as they presently exist or may hereafter be amended, insurance on behalf of any director, officer, employee or agent of the Corporation and any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, or incurred by, him in such capacity or status.

               SECTION 7.7 NO RETROACTIVE EFFECT. Any amendment, alteration, change or repeal of this Article VII that reduces or limits the indemnification of the persons referred to herein shall apply prospectively only and shall not be given retroactive effect.

                                ARTICLE VIII

                                 AMENDMENTS

               SECTION 8.1 AMENDMENTS. The Board of Directors may amend, alter, change or repeal, in the manner now or hereafter permitted by law, any provision of these Bylaws by a majority vote of the directors then in office, provided that any such amendment, alteration, change or repeal shall be consistent with the requirements of section 501(c)(3) of the Code.





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